As filed with the Securities and Exchange Commission on October 19, 2005

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                    Investment Company Act File No. 811-21752
                          U.S. SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549


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                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)

                      [X] REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                              [ x ] AMENDMENT NO. 4
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                            MEZZACAPPA PARTNERS, LLC
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               (Exact name of Registrant as specified in Charter)

                          630 Fifth Avenue, Suite 2600
                            New York, New York 10111
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                    (Address of principal executive offices)

       Registrant's Telephone Number, including Area Code: (212) 332-5272

                              Christopher S. Nagle
                          c/o Mezzacappa Investors, LLC
                          630 Fifth Avenue, Suite 2600
                            New York, New York 10111
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                     (Name and address of agent for service)

                                    COPY TO:

                             Stephen Rosenberg, Esq.
                  Tannenbaum Helpern Syracuse & Hirschtritt LLP
                                900 Third Avenue
                            New York, New York 10022
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This Registration Statement has been filed by Registrant pursuant to Section
8(b) of the Investment Company Act of 1940, as amended. Interests in Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an "accredited investor" in Regulation D under the 1933 Act and an "Eligible Investor" as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Interests in Registrant.


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PART A -- INFORMATION REQUIRED IN A PROSPECTUS

PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the private placement memorandum that follows.

                                                      Name: ____________________

                                                      Number: __________________

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                            MEZZACAPPA PARTNERS, LLC

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                          PRIVATE PLACEMENT MEMORANDUM
                                October 19, 2005

                               INVESTMENT MANAGER:
                            MEZZACAPPA INVESTORS, LLC
                          630 FIFTH AVENUE, SUITE 2600
                            NEW YORK, NEW YORK 10111
                                 (212) 332-5272

IN MAKING AN INVESTMENT DECISION, AN INVESTOR MUST RELY UPON ITS OWN EXAMINATION OF MEZZACAPPA PARTNERS, LLC (THE "FUND"), A FUND OF HEDGE FUNDS, AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED, OF THE LIMITED LIABILITY COMPANY INTERESTS (THE "INTERESTS") DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM ("PRIVATE PLACEMENT MEMORANDUM"). THE INTERESTS HAVE NOT BEEN REGISTERED WITH, OR APPROVED OR DISAPPROVED BY, THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY OTHER U.S. FEDERAL OR STATE GOVERNMENTAL AGENCY OR REGULATORY AUTHORITY OR ANY NATIONAL SECURITIES EXCHANGE. NO AGENCY, AUTHORITY OR EXCHANGE HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PRIVATE PLACEMENT MEMORANDUM OR THE MERITS OF AN INVESTMENT IN THE INTERESTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE FUND'S INVESTMENT PROGRAM ENTAILS A NUMBER OF RISKS. INVESTORS SHOULD NOT INVEST IN THE FUND UNLESS THEY HAVE THE RESOURCES TO SUSTAIN THE LOSS OF THEIR ENTIRE INVESTMENT. FOR A DETAILED DISCUSSION OF THE TYPES OF INVESTMENTS AND RELATED RISKS, PLEASE SEE PAGE 2.

THE MINIMUM INITIAL INVESTMENT IN THE FUND IS $100,000, SUBJECT TO THE SOLE DISCRETION OF THE BOARD OF MANAGERS TO ACCEPT LESSER AMOUNTS. THE FUND IS OFFERING AN UNLIMITED AMOUNT OF INTERESTS PURSUANT TO THIS OFFERING.

THE ORGANIZATIONAL MEMBER (AS DEFINED HEREIN) HAS CLAIMED AN EXCLUSION FROM THE DEFINITION OF THE TERM "COMMODITY POOL OPERATOR" UNDER THE COMMODITY EXCHANGE ACT, AS AMENDED (THE "CEA") AND THEREFORE, IS NOT SUBJECT TO REGISTRATION OR REGULATION AS A POOL OPERATOR UNDER THE CEA.

DISCUSSIONS IN THIS MEMORANDUM BELOW AS THEY RELATE TO CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES ARE NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES. SUCH DISCUSSIONS WERE WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS MEMORANDUM, AND ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

TO ALL INVESTORS

The Interests have not been and will not be registered under the Securities Act of 1933 (the "1933 Act") or the securities laws of any state. The offering contemplated by this Private Placement Memorandum will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering and analogous exemptions under state securities laws. This Private Placement Memorandum will not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Interests be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Private Placement Memorandum. Prospective investors should not rely on any information not contained in this Private Placement Memorandum.

This Private Placement Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Interests and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document).

Prospective investors should not construe the contents of this Private Placement Memorandum as legal, tax or financial advice. Each prospective investor should consult its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for the investor. This Private Placement Memorandum is qualified in its entirety by reference to the Fund's limited liability company agreement (the "Operating Agreement").

The Interests will not be listed on any securities exchange and it is not anticipated that a secondary market for the Interests will develop. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund's Operating Agreement. Although the Fund may offer to repurchase Interests from time to time, Interests will not be redeemable at an investor's option nor will they be exchangeable for interests or shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Interest.

Investors should be aware that they may be required to bear the financial risks of this investment for the duration of their investment in the Fund. Furthermore, investors should be aware that they will not have the right to require the Fund to redeem their Interests. Subject to a determination by the Fund's Board of Managers, the Fund may from time to time offer to repurchase Interests pursuant to written tenders by Members. Investors should be aware that the Fund does not currently anticipate offering to repurchase any Interest or portion of an Interest until June 30, 2006. For a discussion of Repurchases of an Investor's Interest, see page 42.

                                TABLE OF CONTENTS

Summary of Terms..............................................................ii
Summary of Fees and Expenses...................................................2
The Fund.......................................................................2
Use of Proceeds................................................................2
Structure......................................................................2
Investment Objective and Strategy..............................................2
Types of Investments and Related Risks.........................................6
   General.....................................................................2
   Investment-Related Risks....................................................2
   Risks of Fund of Hedge Funds Structure......................................2
   Other Risks.................................................................2
   Limits of Risk Disclosures..................................................2
Investment Policies and Restrictions...........................................2
Organizational Member.........................................................22
Mezzacappa Investors, LLC Performance History.................................22
Management of the Fund........................................................22
   Board of Managers..........................................................22
   Managers and Officers.......................................................2
   Compensation................................................................2
   Committees..................................................................2
The Investment Manager.........................................................2
Investment Management Agreement................................................2
Voting.........................................................................2
Portfolio Managers to the Investment Funds....................................28
Proxy Voting..................................................................29
Other Matters.................................................................29
Brokerage.....................................................................30
Administrator.................................................................31
Custodian and Escrow Agent.....................................................2
Fund Expenses..................................................................2
   Expenses of the Investment Manager..........................................2
   Investor Servicing Arrangements............................................32
   Expenses of the Fund........................................................2
   Investment Management Fee...................................................2
   Investment Manager Payments.................................................2
Capital Accounts and Allocations...............................................2
   Capital Accounts............................................................2
   Allocation of Gains and Losses..............................................2
   Allocation of Special Items - Certain Withholding Taxes
        and Other Expenditures.................................................2
   Reserves....................................................................2
Net Asset Valuation...........................................................36
Conflicts of Interest.........................................................38
Subscriptions For Interests....................................................2
   Subscription Terms..........................................................2
   Eligible Investors.........................................................40
Redemptions, Repurchases and Transfers of Interests............................2
   No Right of Redemption......................................................2
   Repurchases of Interests...................................................42
   Payment In-Kind for Repurchased Interests..................................45
   Transfers of Interests......................................................2

Tax Aspects....................................................................2
   Tax Treatment of the Fund's Operations......................................2
   Tax Consequences to a Withdrawing Member....................................2
   Tax Treatment of Fund Investments...........................................2
   Non-U.S. Taxes..............................................................2
   Unrelated Business Taxable Income...........................................2
   Certain Matters Relating to Specific Exempt Organizations...................2
   Tax Shelter Disclosure Regulations..........................................2
   Certain State and Local Taxation Matters....................................2
ERISA Considerations...........................................................2
Additional Information Regarding the Operating Agreement.......................2
   Amendment of the Operating Agreement........................................2
   Power of Attorney...........................................................2
Reports to Members.............................................................2
Term, Dissolution and Liquidation..............................................2
Fiscal Year; Taxable Year......................................................2
Accountants and Legal Counsel..................................................2
Inquiries......................................................................2

PART C - OTHER INFORMATION...................................................S-1

SIGNATURES...................................................................S-4

APPENDIX A - MEZZACAPPA INVESTORS, LLC PERFORMANCE HISTORY...................A-1

APPENDIX B - PROXY VOTING POLICIES AND PROCEDURES............................B-1

APPENDIX C - PRIVACY NOTICE..................................................C-1

                                SUMMARY OF TERMS

This section is intended only as a summary of the terms of the Private Placement Memorandum. Investors should carefully review the entire Private Placement Memorandum and the Fund's Operating Agreement prior to making an investment in the Fund.

THE FUND Mezzacappa Partners, LLC (the "Fund") is a limited liability company that was formed on April 5, 2005 under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the "1940 Act") as a closed-end, non-diversified management investment company. The Fund privately offers and sells the Interests in large minimum denominations primarily to high net worth individuals and institutional investors (each such investor, a "Member") and restricts transferability of the Interests (or portions of the Interests).
                                           References in this Private Placement
                                           Memorandum to an "Interest" or the
                                           "Interests" (including references to
                                           the repurchase of an Interest or
                                           Interests) include all or any portion
                                           of a Member's Interest, as the
                                           context requires. While the Fund
                                           believes that this Private Placement
                                           Memorandum discusses the material
                                           terms of the Operating Agreement,
                                           this Private Placement Memorandum is
                                           qualified in its entirety by
                                           reference to the Fund's Operating
                                           Agreement.

INVESTMENT OBJECTIVE AND STRATEGY          The Fund's investment objective is
                                           to generate capital appreciation over
                                           a several year period with lower
                                           volatility than the broad equity
                                           markets. The Fund will seek to
                                           accomplish this objective by
                                           allocating its assets among a diverse
                                           group of selected investment funds
                                           ("Investment Funds") managed by
                                           third-party investment advisers
                                           ("Portfolio Managers") who employ a
                                           variety of alternative investment
                                           strategies. These investment
                                           strategies allow Portfolio Managers
                                           the flexibility to use leveraged or
                                           short-sale positions to take
                                           advantage of perceived inefficiencies
                                           across global capital markets, and
                                           are referred to as "alternative
                                           investment strategies" in contrast to
                                           the investment programs of
                                           "traditional" registered investment
                                           companies, such as mutual funds.
                                           "Traditional" investment companies
                                           are generally characterized by
                                           long-only investments and limits on
                                           the use of leverage. Because
                                           Investment Funds following
                                           alternative investment strategies
                                           (whether leveraged or not) are often
                                           described as "hedge funds," the
                                           Fund's investment program can be
                                           broadly referred to as a fund of
                                           hedge funds.

                                           The Portfolio Managers may invest in
                                           a wide range of securities, financial
                                           instruments and markets in accordance
                                           with the investment objective of each
                                           Investment Fund. While currently the
                                           Fund does not do so, in the future it
                                           may seek to gain investment exposure
                                           to certain Investment Funds or to
                                           adjust market or risk exposure by
                                           entering into derivative
                                           transactions, such as total return
                                           swaps, options and futures. See
                                           "Types of Investments and Related
                                           Risks - Investment Related Risks -
                                           Risks of Securities Activities - Swap
                                           Agreements." In addition, the Fund
                                           reserves the right to invest in
                                           mutual funds, subject to the
                                           investment limitations imposed by the
                                           1940 Act.

                                           The Investment Manager (as defined
                                           herein) will allocate Fund assets
                                           among Investment Funds (including
                                           unregistered investment funds and
                                           registered investment companies)
                                           that, in its view, represent
                                           attractive investment opportunities.
                                           In making its investments, the
                                           Investment Manager will apply certain
                                           guidelines regarding the allocation
                                           of those investments, but may deviate
                                           from such guidelines from time to
                                           time as deemed appropriate under
                                           prevailing economic and market
                                           conditions in an effort to achieve
                                           its long-term investment objective.
                                           Although the Investment Funds in
                                           which the Fund will invest are not
                                           marketable, these underlying funds
                                           generally invest in marketable
                                           securities. Subject to the approval
                                           of the Board of Managers (and, to the
                                           extent required by the 1940 Act, the
                                           Members of the Fund), the Fund may
                                           create separate Investment Funds that
                                           would be managed by one or more of
                                           the Portfolio Managers for which the
                                           Fund would generally be the sole
                                           investor (the Portfolio Managers to
                                           such Investment Funds, which the
                                           Portfolio Managers selected to
                                           otherwise directly manage the Fund's
                                           assets, are referred to as
                                           "Subadvisers"). The Investment
                                           Manager is also responsible for the
                                           selection of Subadvisers.

                                           In addition, the Fund reserves the
                                           right to invest its assets
                                           temporarily in fixed income
                                           securities and money market
                                           instruments or may hold cash or cash
                                           equivalents pending the investment of
                                           assets in Investment Funds or to
                                           maintain the liquidity necessary to
                                           effect repurchases of Interests or
                                           for other purposes.

                                           For purposes of the Fund's investment
                                           restrictions and its investment
                                           limitations under the 1940 Act, the
                                           Fund will "look through" to the
                                           underlying investments of any
                                           Investment Funds it creates to
                                           facilitate management of the Fund's
                                           assets by a Subadviser. Other
                                           Investment Funds in which the Fund
                                           invests, however, are not subject to
                                           the Fund's investment restrictions
                                           and, unless registered under the 1940
                                           Act, are generally not subject to the
                                           limitations of the 1940 Act.

RISK FACTORS                               The Investment Funds selected by the
                                           Fund may invest and trade in a wide
                                           range of instruments and markets and
                                           may pursue various investment
                                           strategies. Although the Investment
                                           Funds will primarily invest and trade
                                           in equity and debt securities (U.S.
                                           and non-U.S.), they may also invest
                                           and trade in equity-related
                                           instruments, currencies, financial
                                           futures and debt-related instruments.
                                           In addition, the Investment Funds may
                                           sell securities short and use a wide
                                           range of other investment techniques.
                                           The Investment Funds are generally
                                           not limited in the markets, either by
                                           location or type, such as large
                                           capitalization, small capitalization
                                           or non-U.S. markets, in which they
                                           invest, or the investment discipline
                                           that their Portfolio Managers may
                                           employ, such as value or growth or
                                           bottom-up or top-down analysis. The
                                           Investment Funds may use various
                                           investment techniques for hedging and
                                           non-hedging purposes. An Investment
                                           Fund may, for example, sell
                                           securities short and purchase and
                                           sell options and futures contracts
                                           and engage in other derivative
                                           transactions, subject to certain
                                           limitations described elsewhere in
                                           this Private Placement Memorandum.
                                           The use of these techniques may be an
                                           integral part of an Investment Fund's
                                           investment strategy, and may involve
                                           certain risks. The Investment Funds
                                           may use leverage, which also entails
                                           risks. See "Types of Investments and
                                           Related Risks."

                                           The Fund's investment program is
                                           speculative and entails substantial
                                           risks. No assurance can be given that
                                           the Fund's investment objective will
                                           be achieved. The Fund's performance
                                           depends upon the performance of the
                                           Investment Funds and the Investment
                                           Managers' ability to select Portfolio
                                           Managers and allocate and reallocate
                                           the Fund's assets among them in an
                                           effective manner. Each Investment
                                           Fund's use of leverage, short sales
                                           and derivative transactions, in
                                           certain circumstances, can result in
                                           significant losses. As a
                                           non-diversified investment company,
                                           the Fund is not subject to percentage
                                           limitations imposed by the 1940 Act
                                           on the portion of its assets that may
                                           be invested in the securities of any
                                           one issuer. As a result, the Fund's
                                           investment portfolio may be subject
                                           to greater risk and volatility than
                                           if the Fund invested in the
                                           securities of a broader range of
                                           issuers. See "Types of Investments
                                           and Related Risks; Investment-Related
                                           Risks" for a discussion of the
                                           investments generally made by
                                           Investment Funds and the principal
                                           risks that the Investment Manager
                                           believes are associated with such
                                           investments.

                                           Each Portfolio Manager generally
                                           charges the Fund, as an investor in
                                           an underlying Investment Fund, an
                                           asset-based fee, and some or all of
                                           the Portfolio Managers will receive
                                           performance or incentive allocations.
                                           The asset-based fees of the Portfolio
                                           Managers generally range from 1% to
                                           2% annually of the net assets under
                                           their management and the performance
                                           or incentive allocations to the
                                           Portfolio Managers generally range
                                           from 20% to 25% of net profits
                                           annually and may be paid or
                                           allocated, as the case may be, even
                                           if the Fund incurs a loss for the
                                           year. The receipt of a performance or
                                           incentive allocation by a Portfolio
                                           Manager may create an incentive for a
                                           Portfolio Manager to make investments
                                           that are riskier or more speculative
                                           than those that might have been made
                                           in the absence of such an incentive.
                                           In addition, because a performance or
                                           incentive allocation will generally
                                           be calculated on a basis that
                                           includes unrealized appreciation of
                                           an Investment Fund's assets, these
                                           allocations may be greater than if
                                           they were based solely on realized
                                           gains.

                                           The Fund may hold non-voting
                                           securities, or contractually forgo
                                           the right to vote in respect of the
                                           voting securities of an Investment
                                           Fund, and in such cases, the Fund
                                           will not be able to vote on such
                                           matters that require the approval of
                                           the interestholders of the Investment
                                           Fund, including matters adverse to
                                           the Fund's interests.

                                           Interests of the Fund are not listed
                                           on any securities exchange or traded
                                           in other markets and are subject to
                                           substantial restrictions on transfer.
                                           Unlike investors in open-end
                                           management investment companies,
                                           investors in the Fund do not have the
                                           right to redeem their Interests on a
                                           daily basis at a price based on net
                                           asset value. Investors in the Fund
                                           will only be allowed to transfer
                                           their Interests in limited
                                           circumstances, and the Fund will only
                                           offer to repurchase the Interests in
                                           limited circumstances set forth
                                           herein. In addition, Investors should
                                           be aware that their ability to
                                           liquidate their Interests is further
                                           restricted by the ability of the Fund
                                           to redeem or withdraw from an
                                           Investment Fund. The Investment Funds
                                           may allow monthly, quarterly,
                                           semi-annual and/or annual
                                           withdrawals. Some Investment Funds
                                           may also impose "lock-up periods,"
                                           preventing the Fund from being able
                                           to withdraw from such Investment Fund
                                           for a period generally ranging from
                                           6-24 months. On occasion, the lock-up
                                           periods may be greater than 24
                                           months. See "Types of Investments and
                                           Related Risks," "Tax Aspects," and
                                           "Redemptions, Repurchases and
                                           Transfers of Interest."

                                           The Investment Funds generally will
                                           not be registered as investment
                                           companies under the 1940 Act and the
                                           Fund, to the extent it is an investor
                                           in these Investment Funds, will not
                                           have the benefit of the protections
                                           afforded by the 1940 Act to investors
                                           in registered investment companies.
                                           Some of these protections include,
                                           but are not limited to, the oversight
                                           of an independent Board of Directors,
                                           prohibitions on affiliated
                                           transactions, restrictions on the
                                           issuance of senior securities, and
                                           limitations on the level of borrowing
                                           allowed. Although the Investment
                                           Manager will periodically receive
                                           information from each Investment Fund
                                           regarding its investment performance
                                           and investment strategy, the
                                           Investment Manager may have little or
                                           no means of independently verifying
                                           this information. Investment Funds
                                           are not contractually or otherwise
                                           obligated to inform their investors,
                                           including the Fund, of details
                                           surrounding proprietary investment
                                           strategies. In addition, the Fund and
                                           the Investment Manager have no
                                           control over the Investment Funds'
                                           investment management, brokerage,
                                           custodial arrangements or operations
                                           and must rely on the experience and
                                           competency of each Portfolio Manager
                                           in these areas. The performance of
                                           the Fund is entirely dependent on the
                                           success of the Investment Manager in
                                           selecting Investment Funds for
                                           investment by the Fund and the
                                           allocation and reallocation of Fund
                                           assets among Investment Funds.

                                           Prospective investors in the Fund
                                           should review carefully the
                                           discussion under captions "Types of
                                           Investments and Related Risks" and
                                           "Other Risks" for other risks
                                           associated with the Fund and the
                                           Portfolio Managers' styles of
                                           investing. An investment in the Fund
                                           should be made only by investors who
                                           understand the nature of the
                                           investment, do not require more than
                                           limited liquidity in the investment
                                           and have sufficient resources to
                                           sustain the loss of their entire
                                           investment in the Fund.

BOARD OF MANAGERS                          The Fund has a Board of Managers
                                           (each a "Manager" and, collectively,
                                           the "Board") that has overall
                                           responsibility for monitoring and
                                           overseeing the Fund's investment
                                           program and its management and
                                           operations. Each investor, by
                                           investing in the Fund, will become a
                                           member of the Fund ("Member") and
                                           will be deemed to have voted for the
                                           election of each initial Manager. Any
                                           vacancy on the Board may be filled by
                                           the remaining Managers, except to the
                                           extent the 1940 Act requires the
                                           election of Managers by the Members.
                                           A majority of the Managers are not
                                           "interested persons" (as defined in
                                           the 1940 Act) of the Fund, the
                                           Organizational Member or the
                                           Investment Manager. See "Management
                                           of the Fund - Board of Managers" and
                                           "Voting."

THE ORGANIZATIONAL MEMBER                  Mezzacappa Management, LLC, a limited
                                           liability company formed under the
                                           laws of the State of Delaware on
                                           November 13, 1998 (the
                                           "Organizational Member") authorized
                                           the filing of the Certificate of
                                           Formation of the Fund with the office
                                           of the Secretary of State of the
                                           State of Delaware.

                                           The Organizational Member has claimed
                                           an exemption from registration as a
                                           commodity pool operator with the
                                           Commodity Futures Trading Commission
                                           ("CFTC") in connection with the Fund.
                                           The Organizational Member is an
                                           Affiliate (as such term is defined in
                                           the 1940 Act) of Mezzacappa
                                           Investors, LLC.

THE INVESTMENT MANAGER                     Mezzacappa Investors, LLC, a limited
                                           liability company formed under the
                                           laws of the State of Delaware on
                                           November 13, 1998 (the "Investment
                                           Manager"), is registered as an
                                           investment adviser under the
                                           Investment Advisers Act of 1940, as
                                           amended (the "Advisers Act") and has
                                           claimed an exemption from
                                           registration as a commodity trading
                                           adviser with the CFTC in connection
                                           with the Fund. As of October 1, 2005,
                                           the Investment Manager had assets
                                           under management in excess of $756
                                           million.

                                           The Fund has entered into an
                                           investment management agreement (the
                                           "Investment Management Agreement")
                                           with the Investment Manager pursuant
                                           to which the Investment Manager
                                           invests the assets of the Fund. The
                                           Investment Management Agreement was
                                           initially approved by the full Board
                                           and by a separate vote of a majority
                                           of the members of the Board who are
                                           not considered to be "interested
                                           persons" as that term is defined in
                                           the 1940 Act (the "Independent
                                           Managers"), and has an initial
                                           two-year term. Thereafter, the
                                           Investment Management Agreement will
                                           continue in effect from year to year
                                           if the continuance is approved by the
                                           Board or by a vote of the holders of
                                           `a majority of the outstanding
                                           securities' of the Fund (as defined
                                           by the 1940 Act); provided that in
                                           either event the continuance is also
                                           approved by a majority of the Fund's
                                           Independent Managers by vote cast in
                                           person at a meeting called for the
                                           purpose of voting on such approval.
                                           The Investment Management Agreement
                                           may be terminated at any time,
                                           without the payment of any penalty,
                                           by the Fund or the Investment Manager
                                           on 60 days' written notice. See
                                           "Investment Management Agreement."

ADMINISTRATOR                              The Fund has retained PFPC, Inc. (in
                                           such capacity, the "Administrator")
                                           to provide certain administrative
                                           services to the Fund. Fees payable to
                                           the Administrator for these services
                                           and reimbursement for the
                                           Administrator's out-of-pocket
                                           expenses will be paid by the Fund.
                                           See "Fund Expenses" and
                                           "Administrator."

CUSTODIAN AND ESCROW AGENT                 The Fund has retained PFPC Trust
                                           Company (the "Custodian") to provide
                                           certain custodial services to the
                                           Fund and PFPC, Inc. to serve as
                                           escrow agent (in such capacity, the
                                           "Escrow Agent") with respect to
                                           subscription monies received from
                                           prospective investors. Fees payable
                                           to the Custodian and the Escrow Agent
                                           for these services and reimbursement
                                           for the Custodian's and the Escrow
                                           Agent's out-of-pocket expenses will
                                           be paid by the Fund. See "Fund
                                           Expenses" and "Custodian and Escrow
                                           Agent."

FUND EXPENSES                              The Investment Manager bears all of
                                           its own costs incurred in providing
                                           investment management services to the
                                           Fund, including travel and other
                                           expenses related to its selection and
                                           monitoring of Portfolio Managers. The
                                           Investment Manager may also provide,
                                           or arrange at its expense, for
                                           certain management and administrative
                                           services to be provided to the Fund.

                                           The Fund bears its own expenses,
                                           including, but not limited to: taxes;
                                           organizational, registration,
                                           offering and investment-related
                                           expenses (e.g., fees and expenses
                                           charged by the Portfolio Managers and
                                           Investment Funds, placement fees,
                                           interest on indebtedness, custodial
                                           fees, escrow agent fees, bank service
                                           fees, other expenses related to the
                                           purchase, sale or transmittal of Fund
                                           investments, fees for data and
                                           software providers, research
                                           expenses, professional fees of
                                           consultants and experts relating to
                                           investments); the Investment
                                           Management Fee (as defined herein);
                                           the Investor Servicing Fee (as
                                           defined herein); administrative fees
                                           and expenses; legal expenses;
                                           internal and external accounting,
                                           audit and tax preparation expenses;
                                           compensation and other related
                                           expenses of the Independent Managers;
                                           costs of insurance; and other
                                           expenses associated with the
                                           operation of the Fund. See "Fund
                                           Expenses."

                                           Subject to the provisions of the
                                           Operating Agreement, the Fund's
                                           organizational expenses will be borne
                                           and recognized as an expense by the
                                           Fund over a period beginning on the
                                           date on or as of which a person other
                                           than the Organizational Member is
                                           admitted to the Fund as a Member (the
                                           "Initial Closing Date"). Although the
                                           amortization of the Fund's
                                           organizational expenses is a
                                           divergence from generally accepted
                                           accounting principles ("GAAP"), the
                                           Board believes that doing so is more
                                           equitable than requiring the initial
                                           investors to bear all of these
                                           expenses as would otherwise be
                                           required under GAAP.

INVESTMENT MANAGEMENT FEE                  Pursuant to the Investment Management
                                           Agreement, in consideration of the
                                           advisory and other services provided
                                           to the Fund, the Fund will pay the
                                           Investment Manager a monthly fee of
                                           0.125% (1.50% on an annualized basis)
                                           of the Fund's month-end net assets.
                                           The Management Fee is an expense paid
                                           out of the Fund's assets. See
                                           "Management Fee."

INVESTOR SERVICING FEE                     The Fund pays a monthly fee to the
                                           Investment Manager for services
                                           provided for ongoing investor
                                           services and account maintenance
                                           services to investors in the Fund
                                           that are their customers ("Investor
                                           Service Provider"). This fee will be
                                           in an amount equal to 0.45% (on an
                                           annualized basis) of the average
                                           monthly aggregate value of
                                           outstanding Interests held by
                                           investors that receive services
                                           determined as of the last day of the
                                           calendar month (before any
                                           repurchases of Interests). The
                                           Investor Servicing Fee is an expense
                                           paid out of the Fund's assets. These
                                           services include, but are not limited
                                           to, handling inquiries regarding the
                                           Fund (e.g., responding to questions
                                           concerning investments in the Fund,
                                           capital account balances, and reports
                                           and tax information provided by the
                                           Fund); assisting in the enhancements
                                           of relations and communications
                                           between the Members and the Fund;
                                           assisting in the establishment and
                                           maintenance of Member accounts with
                                           the Fund; assisting in the
                                           maintenance of Fund records
                                           containing Member information; and
                                           providing such other information and
                                           Member liaison services as the
                                           Investment Manager may reasonably
                                           request. The Investment Manager may
                                           provide such services directly or may
                                           delegate such responsibility to a
                                           third party Investor Service
                                           Provider. If the Investment Manager
                                           delegates such responsibility to any
                                           Investor Service Provider, then the
                                           Investment Manager shall directly pay
                                           such Investor Service Provider. See
                                           "Investor Servicing Arrangements."

INVESTMENT MANAGER PAYMENTS                The Investment Manager may pay
                                           additional compensation, out of its
                                           own funds and not as an additional
                                           charge to the Fund, to selected
                                           affiliated or unaffiliated brokers,
                                           dealers or other financial
                                           intermediaries ("Intermediaries") in
                                           connection with the sale,
                                           distribution and/or retention of
                                           Interests of the Fund. The payments
                                           made by the Investment Manager may be
                                           based on the Net Asset Value of the
                                           Fund as determined by the Investment
                                           Manager. The amount of these payments
                                           is determined from time to time by
                                           the Investment Manager, may be
                                           substantial, and may be different for
                                           different Intermediaries.

                                           The prospect of receiving, or the
                                           receipt of, additional compensation
                                           as described above by other
                                           Intermediaries, out of its own funds
                                           and not as an additional charge to
                                           the Fund, may provide Intermediaries
                                           and/or their salespersons with an
                                           incentive to favor sales of Interests
                                           in the Fund, and funds whose
                                           affiliates make similar compensation
                                           available, over sales of interests of
                                           funds (or other fund investments)
                                           with respect to which the
                                           Intermediary does not receive
                                           additional compensation, or lower
                                           levels of additional compensation.
                                           These payment arrangements, however,
                                           will not change the price that an
                                           investor pays for Interests of the
                                           Fund or the amount that the Fund
                                           receives to invest on behalf of an
                                           investor. Members may wish to take
                                           such payment arrangements into
                                           account when considering and
                                           evaluating any recommendations
                                           relating to interests of the Fund,
                                           including a recommendation not to
                                           redeem.

ALLOCATION OF GAINS AND LOSSES             At the end of each Fiscal Period, any
                                           "net profit" or "net loss" (as
                                           defined herein) of the Fund, as the
                                           case may be, will be allocated to the
                                           capital accounts of all of the
                                           Members (including the Investment
                                           Manager and any of its Affiliates to
                                           the extent that any of them holds an
                                           interest in the Fund) in proportion
                                           to their respective opening capital
                                           account balances for such Fiscal
                                           Period (as defined herein). The
                                           initial "Fiscal Period" will begin on
                                           the Initial Closing Date, with each
                                           subsequent Fiscal Period beginning
                                           immediately after the close of the
                                           preceding Fiscal Period. Each Fiscal
                                           Period generally closes on the last
                                           day of each calendar month or as
                                           otherwise provided in the Operating
                                           Agreement. See "Capital Accounts and
                                           Allocations: Allocation of Gains and
                                           Losses."

CONFLICTS OF INTEREST                      The investment activities of the
                                           Investment Manager, the Portfolio
                                           Managers and their affiliates, for
                                           their own accounts and other accounts
                                           they manage, and the management
                                           activities of affiliates of the
                                           Investment Manager, may give rise to
                                           conflicts of interest that may
                                           disadvantage the Fund. The Investment
                                           Manager provides investment
                                           management services to other funds
                                           and discretionary managed accounts
                                           that follow an investment program
                                           substantially similar to that of the
                                           Fund. See "Conflicts of Interest."

SUBSCRIPTION FOR INTERESTS                 Each Member must subscribe for a
                                           minimum initial investment in the
                                           Fund of $100,000. Additional
                                           investments in the Fund must be made
                                           in a minimum amount of $50,000. The
                                           minimum initial and additional
                                           investments may be reduced by the
                                           Board with respect to individual
                                           investors or classes of investors
                                           (as, for example, with respect to key
                                           employees, officers or directors of
                                           the Fund, the Investment Manager, the
                                           Organizational Member or their
                                           affiliates). Subscriptions must be
                                           made in cash, however, the Board, in
                                           its sole discretion, reserves the
                                           right to allow in-kind subscriptions.

                                           The Fund, from time to time, may
                                           enter into arrangements with
                                           distributors ("Placement Agents") who
                                           may charge a placement fee. This
                                           placement fee will not be an expense
                                           of the Fund, but will be paid
                                           directly to the placement agent by
                                           the subscribing investor. It will be
                                           charged separately by the Placement
                                           Agent and will not be deducted from
                                           subscription proceeds. As a result,
                                           any investor who pays such a fee to
                                           its Placement Agent will pay an
                                           aggregate higher amount for its
                                           Interests, than an investor who pays
                                           a smaller fee or no fee at all.
                                           Currently there is no placement fee
                                           applied to an investment in the Fund.
                                           In addition, the Investment Manager
                                           may retain one or more Placement
                                           Agents to solicit investors for the
                                           Fund. Such Placement Agents will be
                                           compensated by the Investment
                                           Manager. See "Subscriptions for
                                           Interests: Placement Fees."

                                           The Board may, in its discretion and
                                           subject to the 1940 Act, cause the
                                           Fund to repurchase the entire
                                           Interest of a Member if the Member's
                                           capital account balance in the Fund,
                                           as a result of repurchase or transfer
                                           requests by the Member, is less than
                                           $50,000.

                                           The Board, on behalf of the Fund, may
                                           accept subscriptions for Interests
                                           (or subscriptions of additional
                                           capital to existing Interests)
                                           effective as of the first day of each
                                           month. References in this Private
                                           Placement Memorandum to the sale
                                           and/or purchase of an Interest or to
                                           a subscription for an Interest
                                           include the subscription of
                                           additional capital to an existing
                                           Interest. The Board, on behalf of the
                                           Fund, reserves the right to reject
                                           any subscription for an Interest and
                                           may, in its sole discretion, suspend
                                           subscriptions for Interests at any
                                           time.

                                           Payments for subscriptions of
                                           Interests will be held in an
                                           interest-bearing account maintained
                                           by the Escrow Agent. Any interest
                                           earned on the money in the escrow
                                           account shall be for the sole benefit
                                           of the Fund. In the event that the
                                           Board does not accept a subscription
                                           for an Interest, any payment made by
                                           the potential investor for the
                                           Interest will be returned, without
                                           interest attributable to such
                                           subscription, to such potential
                                           investor as soon as practicable
                                           following the Board's rejection of
                                           the subscription.

ELIGIBILITY                                Each prospective investor will be
                                           required to certify that the Interest
                                           subscribed for is being acquired
                                           directly or indirectly for the
                                           account of an "accredited investor"
                                           as defined in Regulation D
                                           promulgated under the Securities Act
                                           of 1933, as amended (the "1933 Act")
                                           and that the investor is a "qualified
                                           client" within the meaning of the
                                           Advisers Act (i.e., that the Investor
                                           has a net worth at the time of
                                           subscription of more than $1.5
                                           million) or such greater amount as
                                           may be required by applicable law or
                                           by the Board, in its sole discretion.
                                           Investors who meet the eligibility
                                           requirements are referred to in this
                                           Private Placement Memorandum as
                                           "Eligible Investors." Existing
                                           Members intending to add additional
                                           capital to their Interest will be
                                           required to qualify as "Eligible
                                           Investors" at the time of each
                                           additional subscription. The
                                           qualifications required to invest in
                                           the Fund appear in a subscription
                                           agreement that must be completed by
                                           each prospective investor.

TRANSFER RESTRICTIONS                      An Interest held by a Member may be
                                           transferred only (1) by operation of
                                           law due to the death, divorce,
                                           bankruptcy, insolvency, adjudicated
                                           incompetency or dissolution of the
                                           Member; or (2) with the written
                                           consent of the Board (which may be
                                           withheld in its sole discretion and
                                           is expected to be granted, if at all,
                                           only under limited circumstances).
                                           Any such transferee must also qualify
                                           as an Eligible Investor as defined
                                           above. If a transferee does not
                                           qualify as an Eligible Investor, such
                                           transferee will be required to
                                           immediately tender its Interests to
                                           the Fund.

REDEMPTIONS AND REPURCHASES OF             No Member has the right to require
INTERESTS BY THE FUND                      the Fund to redeem its Interest;
                                           however, subject to applicable law,
                                           the Board may, from time to time,
                                           determine to repurchase the Interests
                                           of the Members. The Fund may from
                                           time to time offer to repurchase
                                           Interests (or portions of them)
                                           pursuant to written tenders by
                                           Members, and each such repurchase
                                           offer will generally apply to up to
                                           25% of the net assets of the Fund.
                                           Repurchases will be made at such
                                           times, in such amounts and on such
                                           terms as may be determined by the

                                           Board, in its sole discretion. In
                                           determining whether the Fund should
                                           offer to repurchase Interests (or
                                           portions of them), the Board will
                                           consider the recommendations of the
                                           Investment Manager as to the timing
                                           of such an offer, as well as a
                                           variety of operational business and
                                           economic factors. The Investment
                                           Manager expects to recommend to the
                                           Board that the Fund offer to
                                           repurchase Interests (or portions of
                                           them) from Members semi-annually, on
                                           June 30 and December 31 (or if any
                                           such date is not a business day, on
                                           the immediately preceding business
                                           day). It is currently anticipated
                                           that the Fund will not offer to
                                           repurchase any Interests before, at
                                           earliest June 30, 2006.

                                           The Operating Agreement provides that
                                           the Fund will be dissolved upon the
                                           request of a Member if any Member
                                           that has submitted a written request,
                                           in accordance with the terms of the
                                           Operating Agreement, to tender its
                                           entire Interest for repurchase by the
                                           Fund and has not been provided with
                                           the opportunity to tender within a
                                           period of two years after such
                                           request (whether through a single
                                           repurchase offer or multiple
                                           consecutive offers within the
                                           two-year period). A Member who
                                           intends to cause the Fund to be
                                           dissolved must so indicate in a
                                           separate written request submitted
                                           within the applicable two-year
                                           period. As a result, a Member may be
                                           required to bear the financial risks
                                           of an investment in the Fund for up
                                           to two years or more from the date
                                           that a repurchase request has been
                                           made by such Member. See
                                           "Redemptions, Repurchases and
                                           Transfers of Interests" and "Other
                                           Risks: Repurchase Risks."

SUMMARY OF TAXATION                        The Fund intends to operate as a
                                           partnership for tax purposes and not
                                           as an association or a publicly
                                           traded partnership taxable as a
                                           corporation for U.S. federal income
                                           tax purposes. The Fund should not be
                                           subject to U.S. federal income tax,
                                           and each Member will be required to
                                           report on its own annual tax return
                                           the Member's distributive share of
                                           the Fund's taxable income or loss. If
                                           the Fund were to be classified as an
                                           association or a publicly traded
                                           partnership taxable as a corporation,
                                           the taxable income of the Fund would
                                           be subject to corporate income tax,
                                           and any distributions of profits from
                                           the Fund would be treated as
                                           dividends. See "Tax Aspects."

ERISA CONSIDERATIONS                       Investors that are (i) employee
                                           benefit plans subject to the Employee
                                           Retirement Income Security Act of
                                           1974, as amended ("ERISA"), (ii)
                                           plans described in Section 4975(e)(1)
                                           of the Internal Revenue Code of 1986,
                                           as amended (the "Code"), and (iii)
                                           entities whose underlying assets
                                           include plan assets by reason of a
                                           plan's investment in an entity, may
                                           purchase Interests in the Fund
                                           (collectively, referred to herein as
                                           the "Plans"). The Fund's assets will
                                           not be deemed to be "plan assets" for
                                           purposes of ERISA. Prospective
                                           investors that are Plans will be
                                           required to make certain
                                           representations. See "ERISA
                                           Considerations."

REPORTS TO MEMBERS                         The Fund will furnish to Members
                                           as soon as practicable after the end
                                           of each taxable year information
                                           required by law to assist the Members
                                           in preparing their tax returns. A
                                           Portfolio Manager's delay in
                                           providing this information could
                                           delay the Fund's preparation of tax
                                           information for investors and, as a
                                           result, it may be necessary to file
                                           an extension of time to file their
                                           income tax returns. The Fund
                                           anticipates sending Members an
                                           unaudited semi-annual and an audited
                                           annual report within 60 days after
                                           the close of the period for which the
                                           report is being made, or as otherwise
                                           required by the 1940 Act. The Fund
                                           also anticipates sending Members
                                           quarterly reports regarding the
                                           Fund's operations during each quarter
                                           as well as monthly updates. The
                                           reports described above may be
                                           delayed to some extent since the
                                           preparation of such reports is
                                           dependent upon the completion of the
                                           reports of each Investment Fund in
                                           which the Fund invests.

TERM The Fund's term is perpetual unless the Fund is otherwise terminated under the terms of the Operating Agreement.

FISCAL YEAR; TAXABLE YEAR                  For accounting purposes, the Fund's
                                           fiscal year is the 12-month period
                                           ending on March 31 (the "Fiscal
                                           Year"). For tax purposes, the Fund
                                           has adopted the 12-month period
                                           ending December 31 of each year as
                                           its taxable year. The first Fiscal
                                           Year of the Fund will commence on the
                                           Initial Closing Date and will end on
                                           March 31, 2006.

                          SUMMARY OF FEES AND EXPENSES

         By investing in the Fund, a Member bears a portion of the direct expenses of the Fund as well as any indirect fees, which include, but are not limited to, the management fees, performance fees and/or allocations of, and other expenses associated with the underlying Investment Funds in which the Fund invests. Investment Funds bear similar expenses as the Fund incurs in connection with their operations. Portfolio Managers and Subadvisers are compensated and/or receive allocations on terms that may include fixed and/or performance-based fees or allocations.

         The following table illustrates the fees and expenses that the Fund expects to incur and that Members can expect to bear directly. However, the following table does not reflect any indirect expenses (including fees associated with underlying Investment Funds) that the Fund will bear as a result of its investment strategy.

        MEMBER TRANSACTION FEES
                Maximum placement fee                                    None
                Redemption Fee (as a % of the amount redeemed)           None

        ANNUAL FUND EXPENSES (as a percentage of the
          Fund's net assets)
                Investment Management Fee                               1.50%
                Investor Servicing Fee                                  0.45%
                Other Expenses(1)                                       0.65%
                                                                       -----

        Total Annual Fund Expenses(1)(2)(3)                             2.60%
--------------------------------------------------------------------------------

---------------
(1) Reflects all expected ordinary operating expenses of the Fund, including, but not limited to, administration, fund accounting, custody and transfer agency fees. "Other Expenses" does not include any extraordinary expenses (merger expenses, expenses of any Special Meeting of Members, litigation expenses, etc.) as determined under generally accepted accounting principles. Because the Fund has not yet commenced operations, "Other Expenses" and "Total Annual Fund Expenses" are based on estimated amounts for the current fiscal year. "Other Expenses" is approximated based on average estimated net assets of $100 million for the first twelve months following commencement of the Fund's operations. "Other Expenses," expressed as a percentage of the Fund's net assets, may be higher or lower.

(2) Total Annual Fund Expenses excludes indirect investment management fees, performance allocations and other expenses (including, but not limited to, interest on indebtedness) the Fund incurs as a result of investing in Investment Funds. Generally, Portfolio Managers of the Investment Funds will charge management fees that range from 1% to 2% (annualized) of the average value of the Fund's investment, and will be receive performance fees or allocations that range from 20% to 25% of the capital appreciation in the Fund's investment for the year. The Investment Funds are generally managed by third-party Portfolio Managers not affiliated with the Investment Manager. From time to time and subject to the 1940 Act, the Investment Manager may invest in one or more Investment Funds through an intermediate entity in which other accounts or funds managed by the Investment Manager may have an interest. In such an event, such intermediate entity would not charge the Fund any fee, expense or performance allocation.

(3) The Investment Manager has voluntarily agreed, for the twelve (12) month period following the Initial Closing Date, to reimburse the Fund, to the extent necessary, to ensure that the Fund's annualized ordinary operating expenses do not exceed 3.00% (the "Voluntary Expense Reimbursement"). However, the Investment Manager may at any time decide to terminate such Voluntary Expense Reimbursement even prior to the end of the twelve month period following the Initial Closing Date.

         The following hypothetical example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at net asset value and that the percentage amounts listed under annual expenses remain the same in the years shown. The tables and the assumption in the hypothetical example of a 5% annual return are required by regulation of the SEC applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Interests.

EXAMPLE:

         You would pay the following direct fees and expenses on a $1,000 investment, assuming a 5% annual return:(1)

                      1 YEAR            3 YEARS
                ------------------- -----------------

                      $26.38             $80.98

 -------------
(1) The expenses shown in the Fee Table assume an asset level of $100 Million. Actual expenses may be higher or lower than such amount and, consequently, the actual expenses incurred by an investor per $1,000 may be greater or less than the amounts shown in the Example.


                                    THE FUND

         The Fund, registered under the 1940 Act as a closed-end, non-diversified management investment company, was organized as a limited liability company under the laws of Delaware on April 5, 2005. The Fund's principal office is located at 630 Fifth Avenue, Suite 2600, New York, New York, 10111, and its telephone number is (212) 332-5272. Investment advisory services are provided to the Fund pursuant to an investment management agreement between the Fund and the Investment Manager, Mezzacappa Investors, LLC. Responsibility for monitoring and overseeing the Fund's investment program and its management and operation is vested in the individuals who serve on the Board of Managers. Investors who acquire membership interests in the Fund ("Interests") become members of the Fund ("Members").


                                 USE OF PROCEEDS

         The proceeds from the sale of Interests (and any additional subscriptions of capital made by existing Investors), net of the Fund's fees and expenses, will be invested by the Fund to pursue its investment program and objectives.


                                    STRUCTURE

         The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a "private investment fund" or a "hedge fund," with those of a registered closed-end investment company. Private investment funds, such as hedge funds, are commingled pools of assets that are often aggressively managed and that offer their securities privately without registration under the 1933 Act, in large denominations, to a limited number of high net worth individual and institutional investors. The general partners or investment advisers of these funds, which are typically structured as limited partnerships, are usually compensated through a combination of asset-based fees and incentive-based allocations. Registered closed-end investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies that generally are managed more conservatively than most private investment funds. These registered companies impose relatively modest minimum investment requirements and publicly offer their shares to a broad range of investors. The advisers to registered closed-end investment companies are typically compensated through asset-based (but not incentive-based) fees.

          The Fund is similar to a private investment fund in that it will be actively managed and Interests will be sold in relatively large minimum denominations through private placements primarily to high net worth individual and institutional investors. In addition, the Portfolio Managers of the Investment Funds in which the Fund invests will typically be entitled to receive, incentive-based compensation. However, like a registered investment company, the Fund, unlike many private investment funds, can offer Interests without limiting the number of Eligible Investors (as defined below) that can participate in its investment program. The Fund is designed to allow sophisticated investors that have a higher tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Fund to the limitations on the number of Eligible Investors faced by many of those funds. This description of the Fund's structure is qualified in its entirety by reference to the Fund's limited liability company agreement (the "Operating Agreement").


                        INVESTMENT OBJECTIVE AND STRATEGY

         The Fund's investment objective is to generate capital appreciation over a several year period with lower volatility than the broad equity markets. The Fund will seek to accomplish its investment objective by allocating its assets among a diverse group of selected Investment Funds managed by Portfolio Managers who employ a variety of alternative investment strategies. These investment strategies allow Portfolio Managers the flexibility to use leveraged or short-sale positions to take advantage of perceived inefficiencies across global capital markets, and are referred to as "alternative investment strategies" in contrast to the investment programs of "traditional" registered investment companies, such as mutual funds. Subject to the approval of the Board (and, to the extent required by the 1940 Act, the investors in the Fund), the Fund may create separate Investment Funds that would be managed by one or more Subadvisers. From time to time, the Fund may use derivative instruments, such as total return swaps, to gain exposure to the return of Investment Funds or managed accounts of the Portfolio Managers, in lieu of making a direct investment in the Investment Fund or managed account.

         It is expected that the Portfolio Managers will employ a wide range of styles. For example, Portfolio Managers may (1) focus on companies within specific industries; (2) focus on companies within specific market capitalizations; (3) focus on companies only in certain countries or regions; or
(4) opportunistically allocate capital among various styles or factors (e.g., across industry sectors or geographic regions). See "Types of Investments and Related Risks: Investment-Related Risks."

         By investing through a diverse group of hedge funds, the Investment Manager will seek to provide investors with access to the varied skills and expertise of these managers while at the same time attempting to lessen the risks and volatility associated with investing through any single manager.

         It is the responsibility of the Investment Manager to research and determine the identity and qualification of the Portfolio Managers, to satisfy itself as to the suitability of the terms and conditions of the investment funds they manage (or, when relevant, negotiate the respective investment advisory agreements), to monitor the performance of the Portfolio Managers and to allocate and reallocate the Fund's assets among Portfolio Managers, subject to the policies and control of the Board.

         The Investment Manager will select each Portfolio Manager on the basis of various criteria, including, among other things, an analysis of the Portfolio Manager's performance during various time periods and market cycles and/or the Portfolio Manager's reputation, experience, training, and investment and risk management philosophy and policies. The Investment Manager considers and weighs, among other things, whether a prospective Portfolio Manager has an identifiable track record, recognizable prospects and a substantial personal investment in the investment program. In addition, the Investment Manager will consider a Portfolio Manager's ability to provide timely and accurate reporting. The Investment Manager is not limited to selecting Portfolio Managers with past investment histories and may invest with Portfolio Managers based on an assessment of future prospects.

         Portfolio Managers and Subadvisers are compensated or receive allocations on terms that may include fixed and/or performance-based fees or allocations by investors, such as the Fund, whose assets they manage. Generally, fixed fees, if applicable, range from 1% to 2% (annualized) of the average value of the Fund's investment, and performance fees or allocations range from 20% to 25% of the capital appreciation in the Fund's investment for the year. The Fund may seek rebates or reductions of a Portfolio Manager's standard fee or allocation, with such rebates or reductions being for the benefit of the Fund.

         Subject to the 1940 Act, the Investment Manager may, for tax purposes or to minimize certain risks, invest in one or more Investment Funds through an intermediate entity in which other accounts or funds managed by the Investment Manager may have an interest. In such an event, such intermediate entity would not charge the Fund any fee or performance allocation. Furthermore, any such intermediate entity would be exempt from registration as an investment company under the 1940 Act.

         The Investment Manager may withdraw from or invest in different Investment Funds without prior notice to or the consent of the Members. The Investment Manager may retain and/or terminate existing Subadvisers, subject to obtaining the approval of the Board and of a majority (as defined in the 1940
Act) of the Fund's outstanding voting securities, or receiving an exemption from the SEC in complying with certain provisions of the 1940 Act. The Investment Manager reserves the right to alter or modify some or all of the Fund's investment allocations to Portfolio Managers in light of available investment opportunities and to take advantage of changing market conditions, in cases in which the Investment Manager concludes that such alterations or modifications are consistent with the Fund's investment objective, subject to what the Investment Manager considers an acceptable level of risk.

         While the Fund's investment objective is to generate capital appreciation over a several year period, it seeks to do so while minimizing the volatility of short-term returns. As a result, an important element of the Fund's strategy will be to diversify its holdings among a number of investment strategies and Portfolio Managers.

         The Fund invests in private placements, some of which invest on a global scale and which utilize three primary strategies, which are equity long/short, event driven and macro strategies. The Investment Funds in which the Partnership intends to invest will be principally "long/short" equity funds ( i.e., funds which not only purchase securities for capital appreciation but which also sell short securities or engage in other hedging strategies), both listed and unlisted. Event driven strategies involve investing in opportunities created by material, generally one-time, events which significantly impact the valuation of sovereign debt instruments and corporate securities, events which would include changes in investment ratings, spin-offs, mergers and acquisitions, restructurings and bankruptcy proceedings. Investment Funds pursuing these strategies engage in distressed securities investing, but may also engage in other event driven investment programs. Macro Investment Funds utilize a broad range of publicly traded equity and debt instruments, foreign exchange contracts and derivative instruments, investment strategies deemed appropriate under the prevailing political, economic and market conditions to seek to achieve an increase in the net asset value of the fund. Although, invariably, successful investors have different styles and sector or geographical specialties, the Investment Manager will select Portfolio Managers based on its belief that they are the most talented people available, not because they have such differences.

         The Fund selects Portfolio Managers with which to invest the Fund's assets using a process that seeks to identify appropriate Portfolio Managers for the Fund and to construct a portfolio of investments for the Fund that it believes is positioned to provide above average capital appreciation potential with low to moderate risk. The Investment Manager begins the selection process by identifying Portfolio Managers that have achieved above average returns through various market cycles. Portfolio Managers that have performed well in adverse markets are given greater weight than those that have performed well in favorable markets. The Investment Manager reviews candidate Portfolio Managers to analyze their reported historical investment results and its adherence to their stated investment programs. The Investment Manager considers additional factors in selecting Portfolio Managers, including the quality and effectiveness of Portfolio Managers' risk management policies and procedures and their investor communications and reporting capabilities.

         After the Fund's assets have been allocated to a Portfolio Manager, the Investment Manager regularly evaluates the Portfolio Manager's investment performance to determine whether its investment program continues to be consistent with the Fund's investment objective and whether its investment performance and the characteristics of its investment results are satisfactory in light of market conditions and the results achieved by other Portfolio Managers.

         The Investment Manager assesses the overall risk of all of the investments the Fund intends to make by examining the individual risks and the cross-correlation of risks among each of the Portfolio Managers. The Investment Manager invests with those Portfolio Managers which, within each strategy, it believes have the greatest likelihood of achieving anticipated returns among those that it reviews.

         Criteria that help differentiate specific strategies that Portfolio Managers might pursue include, but are not limited to, the use of differing investment methodologies; the degree to which a manager focuses on a certain industry or sub-sector as opposed to a broader universe; varying levels of concentration among investments; varying levels of reliance on qualitative vs. quantitative research methods; the degree to which a manager focuses on smaller emerging companies as opposed to more established firms; the extent of leverage employed; the extent to which a manager turns over the portfolio in reaction to broad market developments as opposed to company-specific events; the degree to which the manager uses hedging strategies to protect capital and the nature of those strategies; and the size of the Investment Fund itself.

         The Investment Manager will apply the following diversification guidelines, but may, with the approval of the Board, deviate from such guidelines from time to time as deemed appropriate under prevailing economic and market conditions to achieve the Fund's long-term investment objective:

         (1) The maximum allocation to an Investment Fund will generally be 8% of the Fund's total assets measured at the time of investment. When the allocation reaches 10%, it will be reduced to less than this limit as soon as practicable based on the liquidity of the Investment Fund; and

         (2) The maximum allocation to Investment Funds managed by the same Portfolio Manager will generally be 20% of the Fund's total assets at the time of investment. When the allocation reaches 30%, it will be reduced to less than this limit as soon as practicable based on the liquidity of the Investment Funds.

         The Investment Manager may invest the Fund's assets in any type of instrument it deems appropriate to fulfill the investment strategy of the Fund as described in this Private Placement Memorandum, as such strategy may be modified from time to time by the Board. The Investment Manager may also invest the Fund's assets in any type of instrument at any time for the purpose of hedging currency risk if the Fund makes an investment in an Investment Fund or directly in securities denominated in a currency other than the U.S. dollar.

         The Investment Manager may invest the Fund's cash balances in any instruments it deems appropriate. Any income earned from such investments is reinvested by the Fund in accordance with the Fund's investment program.

         Portfolio Managers are permitted to utilize certain financial instruments and specialized techniques such as forward and futures contracts, fixed income securities, options, warrants, swaps, repurchase and reverse repurchase agreements, securities that lack active public markets, derivatives, short sales and leverage in their investment programs. When Portfolio Managers determine that such an investment policy is warranted, they may invest, without limitation, in cash and cash equivalents.

         The Fund has the power to borrow and may do so when deemed appropriate by the Investment Manager, including, without limitation, to meet repurchases of Interests that would otherwise result in the premature liquidation of investments. The Fund may pledge the Fund's assets to secure such borrowing, subject to any borrowing restrictions imposed by the 1940 Act. The Investment Manager does not currently anticipate that the Fund will engage directly in transactions involving leverage to a significant extent. Generally, Portfolio Managers will be permitted to borrow on behalf of Investment Funds. A potential conflict of interest may exist if a Portfolio Manager lends funds to or borrows funds from an Investment Fund. The level of permitted borrowing varies by Investment Fund dependent upon the securities held by the fund and its governing instruments.

         THE FUND'S INVESTMENT PROGRAM ENTAILS A NUMBER OF RISKS. THERE CAN BE NO ASSURANCE THAT THE INVESTMENT OBJECTIVE OF THE FUND WILL BE ACHIEVED, AND RESULTS MAY VARY SUBSTANTIALLY OVER TIME. PORTFOLIO MANAGERS MAY CONSIDER IT APPROPRIATE, SUBJECT TO APPLICABLE REGULATIONS, TO UTILIZE CERTAIN FINANCIAL INSTRUMENTS AND SPECIALIZED TECHNIQUES SUCH AS FORWARD AND FUTURES CONTRACTS, FIXED INCOME SECURITIES, OPTIONS, WARRANTS, SWAPS, REPURCHASE AND REVERSE REPURCHASE AGREEMENTS, SECURITIES THAT LACK ACTIVE PUBLIC MARKETS, DERIVATIVES, SHORT SALES AND LEVERAGE IN THEIR INVESTMENT PROGRAMS. SUCH INVESTMENT TECHNIQUES CAN, IN CERTAIN CIRCUMSTANCES, MAXIMIZE THE POTENTIAL ADVERSE IMPACT TO WHICH THE FUND'S INVESTMENT PORTFOLIO MAY BE SUBJECT. SEE "TYPES OF INVESTMENTS AND RELATED RISKS."


                     TYPES OF INVESTMENTS AND RELATED RISKS

GENERAL

         The value of the Fund's total net assets will fluctuate in response to fluctuations in the value of the Investment Funds in which the Fund invests. Discussed below are the investments generally made by Investment Funds and the principal risks that the Investment Manager and the Board believe are associated with those investments. These risks may indirectly impact the Fund. For purposes of this discussion, references to the activities of the Investment Funds should generally be interpreted to include the activities of a Subadviser. INVESTMENT-RELATED RISKS

         GENERAL ECONOMIC AND MARKET CONDITIONS. The success of the Fund's activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the Fund's investments. Unexpected volatility or liquidity could impair the Fund's profitability or result in its suffering losses.

         HIGHLY VOLATILE MARKETS. The prices of securities and commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which an Investment Fund's assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. An Investment Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

         RISKS OF SECURITIES ACTIVITIES. All securities investing and trading activities risk the loss of capital. Although the Investment Manager will attempt to moderate these risks, no assurance can be given that the Fund's investment activities will be successful or that Members will not suffer losses. To the extent that the portfolio of an Investment Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision made by the Portfolio Manager of such Investment Fund is increased. Following below are some of the more significant risks that the Investment Manager and the Board believe are associated with the Investment Funds' styles of investing, although it is possible that an Investment Fund will make an investment that is not described below:

         EQUITY SECURITIES. Investment Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Investment Funds also may invest in depositary receipts or shares relating to non-U.S. securities. Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. Investment Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies. See "Smaller Capitalization Issuers" and "Non-U.S. Securities."

         BONDS AND OTHER FIXED INCOME SECURITIES. Investment Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Investment Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; U.S. Government securities or debt securities issued or guaranteed by a non-U.S. government; municipal securities; and mortgage-backed and other asset backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

                  Investment Funds may invest in investment grade debt securities and non-investment grade debt securities (commonly referred to as junk bonds). Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than that for higher grade debt securities.

         SHORT SALES. An Investment Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Portfolio Manager believes possess volatility characteristics similar to those being hedged. An Investment Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Portfolio Manager's view, the security is over-valued in relation to the issuer's prospects for earnings growth. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on an Investment Fund's portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss. There is the risk that the securities borrowed by an Investment Fund in connection with a short sale would need to be returned to the securities lender on little notice. If such request for return of securities occurs at a time when other short sellers of the subject security are receiving similar requests, a "short squeeze" can occur, wherein the Investment Fund might be compelled, at a disadvantageous time, to replace borrowed securities previously sold short with purchases on the open market, possibly at prices significantly in excess of the proceeds received earlier.

                  An Investment Fund may make "short sales against-the-box," in which it will sell short securities it owns or has the right to obtain without payment of additional consideration. If an Investment Fund makes a short sale against-the-box, it will be required to set aside securities equivalent in-kind and amount to the securities sold short (or securities convertible or exchangeable into those securities) and will be required to hold those securities while the short sale is outstanding. An Investment Fund will incur transaction costs, including interest expenses, in connection with initiating, maintaining and closing short sales against-the-box.

         MORTGAGE-BACKED SECURITIES. Investment Funds may invest in mortgage-backed securities. The investment characteristics of mortgage-backed securities differ from traditional debt securities. Among the major difference are that interest and principal payments on mortgage-backed securities are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The adverse effects of prepayments may indirectly affect the Fund in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster than expected actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Investment Funds may have entered into for these investments, resulting in a loss to the Investment Fund. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for large losses.

                  The Investment Funds may also invest in structured notes, variable rate mortgage-backed securities, including adjustable-rate mortgage securities, which are backed by mortgages with variable rates, and certain classes of collateralized mortgage obligation derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market's perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates that may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.

         NON-U.S. SECURITIES. Investment Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares, which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which Investment Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in other countries. Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in other securities typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

                  Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain of an Investment Fund's non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. An Investment Fund may also incur costs in connection with conversion between various currencies.

                  The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries. Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

         FOREIGN CURRENCY TRANSACTIONS. The Investment Funds may engage in foreign currency transactions for a variety of purposes, including to "lock in" the U.S. dollar price of the security between trade and settlement date, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns. The Investment Funds may also engage in foreign currency transactions for non-hedging purposes to generate returns.

                  Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. Foreign currency transactions may involve an Investment Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date. An Investment Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Investment Fund has contracted to receive in the exchange. A Portfolio Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

                  An Investment Fund may enter into forward currency exchange contracts ("forward contracts") for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an Investment Fund's obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by an Investment Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when an Investment Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Investment Fund to "lock in" the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund's existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between an Investment Fund's non-U.S. securities holdings and the forward contracts entered into with respect to those holdings. In addition, forward contracts may be used for non-hedging purposes in seeking to meet an Investment Fund's investment objective, such as when a Portfolio Manager anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund's investment portfolio. Generally, Investment Funds are subject to no requirement that they hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

         SMALLER CAPITALIZATION ISSUERS. Investment Funds may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

         DISTRESSED SECURITIES. Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies' securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. An Investment Fund's investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and stock in which an Investment Fund may invest may be lower than investment grade, which may result in the Fund's experiencing greater risks than it would if investing in higher rated instruments.

         NON-DIVERSIFIED STATUS AND INDUSTRY CONCENTRATION. The Fund is a "non-diversified" investment company for purposes of the 1940 Act, which means that the Fund is not subject to limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer, market segment or Investment Fund. The Fund's net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such a limitation on diversification. The Fund will, however, endeavor to limit investments in any single Investment Fund in accordance with the diversification guidelines set forth above.

         In addition, the Fund does not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in a single industry or group of related industries. The Fund will not consider the underlying investments in Investment Funds when applying the foregoing limit. However, any investment in an Investment Fund would be considered in determining this limit. Investment Funds generally are not subject to similar industry concentration restrictions on their investments and, in some cases, may invest 25% or more of the value of their total assets in a single industry or group of related industries. The Fund will not invest in an Investment Fund if, as a result of such investment, 25% or more of the value of the Fund's total assets would be in Investment Funds that have investment programs that focus on investing in one particular industry or group of related industries. Nevertheless, it is possible that, at any given time, the Investment Funds in which the Fund is invested will, in the aggregate, have investments in a single industry or group of related industries constituting 25% or more of the value of their combined total assets. For this reason, the Fund is subject to greater investment risk to the extent that a significant portion of its assets may at some times be invested, indirectly through Investment Funds in which it invests, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors. Investment Funds are not generally required to provide current information regarding their investments to their investors (including the Fund). Thus, the Fund may not be able to determine at any given time whether or the extent to which Investment Funds, in the aggregate, have invested 25% or more of their combined assets in any particular industry or group of related industries.

         LEVERAGE. Some or all of the Investment Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks for investment purposes. This practice, which is known as "leverage," is speculative and involves certain risks. The Investment Manager does not currently anticipate that the Fund will engage directly in transactions involving leverage to a significant extent. The Fund may, however, borrow money for cash management purposes, to fund the repurchase of Interests or for other temporary purposes. The Fund places no limitation on the use of leverage by an Investment Fund. As such, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund.

         Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security's value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase investment return if an Investment Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return on an Investment Fund if the Investment Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Investment Funds. In the event that an Investment Fund's equity or debt instruments decline in value, the Investment Fund could be subject to a "margin call" or "collateral call," under which the Investment Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of an Investment Fund's assets, the Investment Fund might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

         The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the "Asset Coverage Requirement"). This requirement means that the value of the investment company's total indebtedness may not exceed one-third the value of its total assets (including the amounts borrowed and assets acquired with amounts borrowed). However, this limit does not apply to Investment Funds that are not managed by a Subadviser so that the Fund's portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds and the volatility of the value of Interests may be great.

         In seeking "leveraged" market exposure in certain investments and in attempting to increase overall returns, an Investment Fund may purchase options and other synthetic instruments that do not constitute "indebtedness" for purposes of the Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and may, in some cases, involve significant risks of loss.

         REPURCHASE AND REVERSE REPURCHASE AGREEMENTS. Repurchase and reverse repurchase agreements involve a sale or purchase of a security by an Investment Fund to or from a bank or securities dealer and the Investment Fund's simultaneous agreement to repurchase or sell the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a repurchase or reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. Repurchase and reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund's investment portfolio.

         PURCHASING INITIAL PUBLIC OFFERINGS. The Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income.

         SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES. Investment Funds may utilize a variety of special investment instruments and techniques described below to hedge the portfolios of the Investment Funds against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve an Investment Fund's investment objective. The Investment Manager, on behalf of the Fund, may also use these special investment instruments and techniques for either hedging or non-hedging purposes. These strategies may be executed through derivative transactions. Instruments used and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

         DERIVATIVES. Some or all of the Investment Funds, may invest in, or enter into, derivatives or derivatives transactions ("derivatives"). While the Investment Manager, on behalf of the Fund currently does not do so, it may also directly invest in, or enter into, derivatives. Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by an Investment Fund or the Fund can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular derivative and the portfolio of the Investment Fund or the Fund as a whole. Derivatives permit a Portfolio Manager or the Investment Manager to increase or decrease the level of risk of an investment portfolio, or change the character of the risk, to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential effect on performance of an Investment Fund or the Fund. The Investment Manager's use of derivatives may include total return swaps, options and futures designed to replicate the performance of a particular Investment Fund or to adjust market or risk exposure.

         If an Investment Fund or the Fund invests in derivatives at inopportune times or incorrectly judges market conditions, the investments may lower the return of the Investment Fund or the Fund or result in a loss. An Investment Fund or the Fund also could experience losses if derivatives are poorly correlated with its other investments, or if the Investment Fund or the Fund is unable to liquidate the position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

         The use by Investment Funds or by the Fund of derivatives that are subject to regulation by the Commodity Futures Trading Commission ("CFTC") may cause the Fund to be deemed a "commodity pool," which could result in the Fund being required to comply with certain rules of the CFTC.

         OPTIONS AND FUTURES. The Investment Funds may utilize options and futures contracts and so-called "synthetic" options or other derivatives written by broker-dealers or other permissible financial intermediaries. While the Investment Manager, on behalf of the Fund currently does not do so, it may also utilize options and futures contracts and so-called "synthetic" options or other derivatives. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Fund or the Investment Fund's portfolio bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, either the Fund or any Investment Fund may have difficulty closing out its position. Over-the-counter options also may include options on baskets of specific securities.

         The Investment Funds may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Investment Funds. In addition, the Investment Manager, on behalf of the Fund, may also enter into such transactions. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.

         If the Fund and the Investment Funds enter into such transactions, each may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Fund or the Investment Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

         Investment Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits realized could be eliminated by adverse changes in the exchange rate, or the Fund or an Investment Fund could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC. Such non-U.S. commodity exchanges may offer different or diminished protections to the Investment Funds and, consequently, to the Fund.

         Engaging in transactions in futures contracts involves risk of loss to the Fund or the Investment Fund that could adversely affect the value of the Fund's net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Fund or the Investment Funds to substantial losses. Successful use of futures also is subject to the Investment Manager's or a Portfolio Manager's ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

         Positions of the SEC and its staff may require the Investment Manager or a Subadviser to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity. The segregation of these assets will have the effect of limiting the Investment Manager's or the Subadviser's ability otherwise to invest those assets.

         CALL AND PUT OPTIONS ON SECURITIES INDICES. The Investment Funds may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Investment Funds. In addition, the Investment Manager, on behalf of the Fund currently does not do so, but may enter into such transactions. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indices will be subject to the Investment Manager's or a Portfolio Manager's ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

         WARRANTS AND RIGHTS. Warrants are derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

         SWAP AGREEMENTS. The Investment Fund may enter into equity, interest rate, index and currency rate swap agreements. In addition, the Investment Manager, on behalf of the Fund currently does not do so, but may also enter into such transactions. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if the Fund or an Investment Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular non-U.S. currency, or in a "basket" of securities representing a particular index.

         Most swap agreements entered into by the Fund or an Investment Fund would require the calculation of the obligations of the parties to the agreements on a "net basis." Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Fund or the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Fund's or the Investment Fund's risk of loss consists of the net amount of payments that the Fund or the Investment Fund contractually is entitled to receive.

         To achieve investment returns equivalent to those achieved by a Portfolio Manager in whose Investment Fund the Fund could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Fund may enter into swap agreements under which the Fund may agree, on a net basis, to pay a return based on a floating interest rate, and to receive the total return of the reference Investment Fund over a stated time period. The Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances. The U.S. federal income tax treatment of swap agreements and other derivatives as described above is unclear. Swap agreements and other derivatives used in this manner may be treated as a "constructive ownership of the reference property" which may result in a portion of any long-term capital gain being treated as ordinary income. See "Tax Aspects: Tax Treatment of Fund Investments. "

         LENDING PORTFOLIO SECURITIES. Investment Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Investment Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Investment Fund an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. Loans of portfolio securities by a Subadviser may not exceed 33-1/3% of the value of the Subadviser's total assets invested by the Fund (including all assets received as collateral for the loans). In connection with any such transaction, the Investment Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. An Investment Fund might experience loss if the institution with which the Investment Fund has engaged in a portfolio loan transaction breaches its agreement with the Investment Fund.

         WHEN-ISSUED AND FORWARD COMMITMENT SECURITIES. Investment Funds may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. These transactions, if effected by the Fund, will be subject to the Fund's limitation on indebtedness unless, at the time the transaction is entered into, the Fund has established and maintains a segregated account consisting of cash, U.S. Government securities or liquid securities equal to the value of the when-issued or forward commitment securities. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund or the Fund may incur a loss.

         RESTRICTED AND ILLIQUID INVESTMENTS. Although the Investment Manager anticipates that each Investment Fund will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. The Fund does not place any restriction on the purchase of restricted or illiquid securities by an Investment Fund. Investments made in illiquid securities by Investment Funds may make it more difficult for Portfolio Managers to calculate the net asset values of such Investment Funds.

         When registration is required to sell a security, an Investment Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Fund may be permitted to sell a security under an effective registration statement. If adverse market conditions developed during this period, an Investment Fund might obtain a less favorable price than the price that prevailed when the Investment Fund decided to sell. For Investment Fund managed by Subadvisers, restricted securities for which no market exists and other illiquid investments are valued at fair value, as determined in accordance with procedures approved and periodically reviewed by the Board. Investment Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

         The Fund's interests in Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Fund's ability to liquidate an interest and withdraw from an Investment Fund will likely be limited, and certain Investment Funds may impose lock-up periods, during which time no redemptions or withdrawals may be made, or assess fees for withdrawals. The liquidity of these Investment Funds' interests may adversely affect the Fund were it to have to sell or redeem interests at an inopportune time.

         COUNTERPARTY CREDIT RISK. Many of the markets in which the Investment Funds effect their transactions are "over-the-counter" or "interdealer" markets. In addition, the Investment Manager, on behalf of the Fund currently does not do so, but may also effect their transactions in the "over-the-counter" or "interdealer" markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange based" markets. To the extent an Investment Fund invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such "counterparty risk" is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Fund and the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Fund.

RISKS OF FUND OF HEDGE FUNDS STRUCTURE

         The Investment Funds generally will not be registered as investment companies under the 1940 Act. The Fund, as an investor in these Investment Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. Although the Investment Manager will receive information from each Investment Fund regarding its investment performance and investment strategy, the Investment Manager may have little or no means of independently verifying this information. An Investment Fund may use investment strategies that are not fully disclosed to the Investment Manager and that may involve risks under some market conditions that are not anticipated by the Investment Manager. The performance of the Fund depends on the success of the Investment Manager in selecting Investment Funds for investment by the Fund and the allocation and reallocation of Fund assets among those Investment Funds. Past results of Portfolio Managers selected by the Investment Manager are not necessarily indicative of future performance. No assurance can be made that profits will be achieved or that substantial losses will not be incurred.

         For the Fund to complete its tax reporting requirements and to provide an audited annual report to Members, it must receive timely information from the Investment Funds. An Investment Fund's delay in providing this information could delay the Fund's preparation of tax information for investors, which could require Members to seek extensions of time to file their tax returns, or could delay the preparation of the Fund's annual report.

         An investor in the Fund meeting the eligibility conditions imposed by the Investment Funds could invest directly in the Investment Funds. By investing in the Investment Funds indirectly through the Fund, an investor bears a portion of the Fund's Investment Management Fee and other expenses of the Fund, and also indirectly bears a portion of the asset-based fees, incentive allocations and other expenses borne by the Fund as an investor in the Investment Funds.

         Each Portfolio Manager will receive any incentive-based allocations to which it is entitled irrespective of the performance of the other Portfolio Managers and the Fund generally. As a result, a Portfolio Manager with positive performance may receive compensation from the Fund, as an investor in an underlying Investment Fund, and indirectly from its Members, even if the Fund's overall returns are negative. Investment decisions of the Investment Funds are made by the Portfolio Managers independently of each other so that, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold at the same time by another Investment Fund. Transactions of this sort could result in the Fund incurring, directly or indirectly, certain transaction costs without accomplishing any net investment result. Because the Fund may make additional investments in or withdrawals from Investment Funds only at certain times according to limitations set out in the governing documents of the Investment Funds, the Fund from time to time may have to invest some of its assets temporarily in money market securities, money market funds, or other similar types of investments.

         Investment Funds may permit or require that redemptions of interests be made in-kind. Upon its withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value. In such a case, the Investment Manager would seek to cause the Fund to dispose of these securities in a manner that is in the best interests of the Fund. The Fund may not be able to withdraw from an Investment Fund except at certain designated times, limiting the ability of the Investment Manager to withdraw assets from an Investment Fund that may have poor performance or for other reasons.

         Other risks that the Investment Manager and the Board believe are associated with a fund of hedge funds investment approach include, but are not limited, to the factors described below.

         VALUATION. As the Investment Manager and the Board anticipate that market prices will not be readily available for most Investment Funds in which the Fund invests, the Fund's valuation procedures provide that the fair value of the Fund's investments in Investment Funds ordinarily will be the value determined for each Investment Fund in accordance with that Investment Fund's valuation policies. Although the Investment Manager will review the valuation procedures used by the Portfolio Managers, the Investment Manager and the Board will have little or no means of independently verifying valuations provided by such Portfolio Managers. In calculating its net asset value, although the Fund will review other relevant factors, the Fund will rely significantly on values of Investment Funds that are reported by the Investment Funds themselves. The Fund does not have information about the securities in which the Investment Funds invest or their valuation. For more information on the valuation of the Fund's investments, including the valuation of its investments in Investment Funds, and related risks, see "Net Asset Valuation."

         SECURITIES BELIEVED TO BE UNDERVALUED OR INCORRECTLY VALUED. Securities that a Portfolio Manager believes are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Portfolio Manager anticipates.

         DILUTION. If a Portfolio Manager limits the amount of capital that may be contributed to an Investment Fund by the Fund, additional sales of Interests of the Fund will dilute the participation of existing Members in the returns to the Fund from such Investment Fund.

         TURNOVER. The Fund's activities involve investment in the Investment Funds, which may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Fund will have no control over this turnover. As a result of this turnover, it is anticipated that the Fund's income and gains, if any, will be primarily derived from ordinary income and short-term capital gains. In addition, the withdrawal of the Fund from an Investment Fund could involve expenses to the Fund under the terms of the Fund's investment.

         INABILITY TO INVEST IN INVESTMENT FUNDS. In the event that the Fund is able to make investments in Investment Funds only at certain times, the Fund may invest any portion of its assets that is not invested in Investment Funds in money market securities or other liquid assets pending investment in Investment Funds. During this time that the Fund's assets are not invested in Investment Funds, that portion of the Fund's assets will not be used to pursue the Fund's investment objective.

         INDEMNIFICATION OF INVESTMENT FUNDS. The Portfolio Managers of the Investment Funds and Subadvisers often have broad indemnification rights and limitations on liability. The Fund may also agree to indemnify certain of the Investment Funds and Portfolio Managers of Investment Funds from any liability, damage, cost, or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Interests. The indemnification of a Portfolio Manager or Subadviser is generally limited to the value of the Fund's investment in the Investment Fund.

         INDIRECT INVESTMENT IN INVESTMENT FUNDS. Any transaction by which the Fund indirectly gains exposure to an Investment Fund by the purchase of a swap or other contract is subject to special risks. The Fund's use of such instruments can result in volatility, and each type of instrument is subject to special risks. Indirect investments will generally be subject to transaction and other fees that will reduce the value of the Fund's investment. There can be no assurance that the Fund's indirect investment in an Investment Fund will have the same or similar results as a direct investment in the Investment Fund, and the Fund's value may decrease as a result of such indirect investment. See "Derivatives" and "Swap Agreements" above.

         INVESTMENTS IN NON-VOTING SECURITIES. Consistent with applicable law, Investment Funds may choose to not disclose the contents of their portfolios. This lack of transparency may make it difficult for the Investment Manager to monitor whether holdings of the Investment Funds cause the Fund to be above specified levels of ownership in certain asset classes. To avoid adverse regulatory consequences in such a case, the Fund may need to hold its interest in an Investment Fund in non-voting form. Additionally, for regulatory reasons, the Fund may need to limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. To the extent the Fund holds non-voting securities of an Investment Fund, it will not be able to vote on matters that require the approval of the investors in the Investment Fund. This restriction could diminish the influence of the Fund in an Investment Fund and adversely affect its investment in the Investment Fund, which could result in unpredictable and potentially adverse effects on Members.

         INABILITY TO VOTE. In order to avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions, the Fund intends to own less than 5% of the voting securities of each Investment Fund. This limitation on owning voting securities is intended to ensure that an Investment Fund is not deemed an "affiliated person" of the Fund for purposes of the Company Act, which may, among other things, potentially impose limits on transactions with the Investment Funds, both by the Fund and other clients of the Investment Manager. To limit its voting interest in certain Investment Funds, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in an Investment Fund. Other investment funds or accounts managed by the Investment Manager may also waive their voting rights in a particular Investment Fund. Subject to the oversight of the Board of Managers, the Investment Manager will decide whether to waive such voting rights and, in making these decisions, will consider the amounts (if any) invested by the Investment Manager and its other clients in the particular Investment Fund. These voting waiver arrangements may increase the ability of the Fund and other clients of the Investment Manager to invest in certain Investment Funds. However, to the extent the Fund contractually forgoes the right to vote the securities of an Investment Fund, the Fund will not be able to vote on matters that require the approval of the interestholders of the Investment Fund, including matters adverse to the Fund's interests. There are, however, other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in some situations where the Fund owns less than 5% of the voting securities of an Investment Fund. In these circumstances, transactions between the Fund and an Investment Fund may, among other things, potentially be subject to the prohibitions of Section 17 of the Investment Company Act notwithstanding that the Fund has entered into a voting waiver arrangement.

         MANAGED ACCOUNT ALLOCATIONS. The Investment Manager may place assets with a Portfolio Manager by opening a discretionary managed account rather than investing in funds and other private investment companies. Managed accounts expose the Fund to theoretically unlimited liability, and it is possible, given the leverage at which certain of the Portfolio Managers will trade, that the Fund could lose more in a managed account directed by a particular Portfolio Manager than if the Fund had allocated its assets to such Portfolio Manager's fund or private investment company.

         CONTROL OVER PORTFOLIO MANAGERS. The Investment Manager will invest in Investment Funds that the Investment Manager believes will generally, and in the aggregate, be managed in a manner consistent with the Fund's investment objective and strategy. The Investment Manager does not and will not control the Portfolio Managers of these Investment Funds, however, and there can be no assurances that a Portfolio Manager will manage its Investment Funds in such a manner.

         CONTROL POSITIONS. Investment Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adverse to the Investment Funds, these funds would likely suffer losses on their investments.

OTHER RISKS

         Investing in the Fund will involve risks other than those associated with investments made by Investment Funds including those described below.

         LIMITED OPERATING HISTORY. The Fund is a recently formed entity and has a limited history upon which investors can evaluate its performance. As discussed below, the personnel of the Investment Manager responsible for managing the Fund's investment portfolio have substantial experience in managing investments and private investment funds. See "The Investment Manager" and "Conflicts of Interest. "

         AVAILABILITY OF INVESTMENT OPPORTUNITIES. The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by a Portfolio Manager, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Investment Funds sponsored, managed or advised by the Investment Manager, the Administrator and their affiliates may seek investment opportunities similar to those the Fund may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Fund.

         PERFORMANCE AND INCENTIVE ARRANGEMENTS. Each Portfolio Manager may receive a performance or incentive allocation or fee generally equal to 20% to 25% of net profits of the Investment Fund that it manages. Such performance or incentive allocation or fee may be paid or allocated, as the case may be, even if the Fund incurs a Net Loss (as defined herein) for the year. These incentive allocations or fees may create an incentive for the Portfolio Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance or incentive allocation or fee. Any earned performance or incentive allocation or fee by a Portfolio Manager or Subadviser will generally not be refunded to the Fund or the Members, respectively, in the event of losses in subsequent periods.

         INADEQUATE RETURN. No assurance can be given that the returns on the Fund's investments will be commensurate with the risk of investment in the Fund. Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.

         LIMITATIONS ON TRANSFER - NO MARKET FOR MEMBER INTERESTS; AND LIQUIDITY RISKS. No Member will be permitted to transfer its Interest without the consent of the Board. The transferability of Interests will be subject to certain restrictions contained in the Operating Agreement and will be affected by restrictions imposed under applicable securities laws. No public market for the Interests exists, and no public market will develop unless the Fund registers the Interests under the 1933 Act. No registration of Interests under the 1933 Act is contemplated at this time. The Investment Manager expects that it will recommend to the Board that the Fund offer to repurchase Interests from Members of up to 25% of the Fund's net assets on a semi-annual basis, no assurances can be given that the Fund will do so. In connection with any repurchase, to the extent Members tender Interests representing, in the aggregate, a percentage of Fund assets that is greater than the percentage set out in the offer, the portion of their Interest repurchased from each such Member will be pro-rated downward. For these reasons, Interests should only be acquired by investors able to commit their funds for an indefinite period of time. See "Redemptions, Repurchases and Transfers of Interest. "

         CLOSED-END FUND; LIQUIDITY RISKS. The Fund is a non-diversified closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle. An investor should not invest in the Fun if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value.

         REPURCHASE RISKS. With respect to any future repurchase offer, Members tendering Interests for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer (the "Notice Due Date"). The Notice Due Date generally will be the first calendar day of the second month prior to the month in which the date that the Interests are to be repurchased by the Fund (the "Repurchase Date") falls. Members that elect to tender Interests for repurchase will not know the price at which such Interests will be repurchased until after the election to tender has been made. It is possible that during the time period between the Notice Due Date and the Repurchase Date, general economic and market conditions, or specific events affecting one or more underlying Investment Funds, could cause a decline in the value of Interests in the Fund.

         In addition, the Board reserves the right to reduce the amount that a Member tenders for repurchase so that the required minimum balance in the Fund is maintained or to repurchase the remainder of the Member's interest in the Fund. As a result, the Member may not be able to tender for repurchase the desired portion of its Interest. See "Redemptions, Repurchases and Transfers of Interests. "

         SUBSTANTIAL REPURCHASES. Substantial requests for the Fund to repurchase Interests could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Interests.

         RECOURSE TO THE FUND'S ASSETS. The Fund's assets, including any investments made by the Fund and any interest in the Investment Funds held by the Fund, are available to satisfy all liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability. Unless stated otherwise in the Operating Agreement, no Member is obligated personally for a liability of the Fund.

         POTENTIAL SIGNIFICANT EFFECT OF THE PERFORMANCE OF A LIMITED NUMBER OF INVESTMENTS. The Investment Manager expects that the Fund will participate in multiple investments. The Fund may, however, make investments in a limited number of Investment Funds and Investment Funds may make investments in a limited number of portfolio companies. In either instance, these limited numbers of investments may have a significant effect on the performance of the Fund.

         TAX CONSIDERATIONS; DISTRIBUTIONS TO MEMBERS AND PAYMENT OF TAX LIABILITY. The Fund does not intend to make periodic distributions of its net income or gains, if any, to Members. A Member will be required each year nonetheless to pay applicable U.S. federal and state income taxes on its share of the Fund's taxable income, and will have to pay applicable taxes from other sources. The amount and timing of any distributions will be determined in the sole discretion of the Board. See "Tax Aspects" for a summary of certain significant U.S. federal income and other tax consequences that are relevant to an investment in the Fund.

LIMITS OF RISK DISCLOSURES

         The above discussions of the various risks associated with the Fund and the Interests are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Private Placement Memorandum and the Operating Agreement and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund's investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Private Placement Memorandum.


                      INVESTMENT POLICIES AND RESTRICTIONS

         The investment objective of the Fund is fundamental and may not be changed without the vote of a majority of the Fund's outstanding voting securities. The Fund has also adopted certain fundamental investment restrictions, which also cannot be changed without the vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act. Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at a duly called annual or a special meeting of the security holders of the investment company, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the investment company are present or represented by proxy, or of more than 50% of the outstanding voting securities of the investment company, whichever is less.

         In applying the Fund's investment restrictions and other policies described in this Private Placement Memorandum, the Fund aggregates its investments and transactions with those of each Investment Fund, if any, that is advised by a Subadviser, but does not aggregate its investments and transactions with those of underlying Investment Funds that are not managed by Subadvisers. With respect to Investment Funds not managed by a Subadviser, therefore, the Fund will not "look through" to the investments and transactions of such funds. In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated in this Private Placement Memorandum, will not constitute a deviation from the restriction or policy. The Fund's fundamental investment restrictions are as follows:

         (1) The Fund will not invest 25% or more of the value of its total assets in securities, other than U.S. Government securities, of issuers engaged in any single industry (for purposes of this restriction, the Fund's investments in Investment Funds is not deemed to be an investment in a single industry). The Fund will not "look through" to the investments and transactions of Investment Funds as the basis for this measurement.

         (2) The Fund will not borrow or issue senior securities representing stock, except to the extent permitted by the 1940 Act, the Fund may (a) borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of "senior securities" representing indebtedness, (b) borrow money from banks for cash management purposes, other temporary purposes or in connection with repurchases of, or tenders for, Interests, and (c) enter into derivative transactions, such as total return swaps, options and futures contracts.

         (3) The Fund will not underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

         (4) The Fund will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies.

         (5) The Fund will not purchase or sell commodities or exchange-traded commodity interests (including commodity futures and commodity option contracts) other than (a) options on securities and/or non-U.S. currency, and (b) financial futures contracts (including, without limitation, index-related futures contracts) and options thereon. The Fund also may (i) enter into over-the-counter derivative contracts (including, without limitation, options, swaps, and forward contracts), the returns from which may be based on the value of one or more private investment funds or other commodities, and (ii) invest in commodity pools and/or any other entity or account that trades in any of the foregoing instruments and/or any other form of exchange-traded or over-the-counter commodity interest.

         (6) The Fund will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Funds that invest or deal in real estate.

         The Investment Manager will not cause the Fund to make loans to or receive loans from the Investment Manager or its affiliates, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law.


                              ORGANIZATIONAL MEMBER

         Mezzacappa Management, LLC, a limited liability company formed under the laws of the State of Delaware, serves as the Organizational Member of the Fund. The Organizational Member currently serves and may serve in the future as the managing member or organizational member of other registered and unregistered private investment companies. The Organizational Member has claimed an exemption from registration as a commodity pool operator with the CFTC in connection with the Fund.


                  MEZZACAPPA INVESTORS, LLC PERFORMANCE HISTORY

         Appendix A contains investment performance information for a private investment partnership that is managed by Mezzcappa Investors, LLC using the same personnel that manage the Fund in accordance with an investment program that is substantially similar to the Fund's investment program. This performance information does not represent the investment performance of the Fund. The information is provided to illustrate the experience and historic investment results obtained by the Investment Manager. It should not be viewed as indicative of the future investment performance of the Fund. Prospective investors should carefully read the notes accompanying the investment performance charts in Appendix A. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE INVESTMENT RESULTS.


                             MANAGEMENT OF THE FUND

BOARD OF MANAGERS

         The Board of Managers of the Fund (the "Board") has overall responsibility for the management and supervision of the operations of the Fund. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the directors of an investment company registered under the 1940 Act organized as a corporation and has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business. Managers will not contribute to the capital of the Fund in their capacity as Managers, but may subscribe for Interests as Members, subject to the eligibility requirements described in this Private Placement Memorandum.

         The initial Managers serving on the Board have been elected by Mezzacappa Management, LLC (the "Organizational Member") which is affiliated with the Investment Manager. Any vacancy in the position of Manager may be filled by the remaining Managers, or, if required by the 1940 Act, by a vote of a plurality of the vote at a meeting of the Members at which a quorum of Members is present in person or by proxy.

          Managers may be removed in accordance with the Operating Agreement with or without cause by a vote of the Managers or of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

         The officers of the Fund are appointed by the Board and conduct and supervise the Fund's daily business operations.

MANAGERS AND OFFICERS

         One of the Managers and all of the officers of the Fund are members, officers or employees of the Investment Manager. The other Managers are not affiliated with the Investment Manager or its affiliates and are not "interested persons" as defined under Section (2)(a)(19) of the 1940 Act (the "Independent Managers"). The Managers of the Fund also may be directors and officers of other investment companies managed, advised, administered or distributed by the Investment Manager or its affiliates. Although the Fund is a Delaware limited liability company, Hans Mautner and Jeremy Sillem are non-residents of the United States and have all, or a substantial part, of their assets located outside of the United States. Neither of them has authorized an agent for service of process in the United States. As a result, it may be difficult for U.S. investors to effect service of process upon the Independent Managers within the United States. A list of the Managers and Officers of the Fund and a brief statement of their present positions and principal occupations during the past five years are set out below.

  INDEPENDENT MANAGERS
   NAME, ADDRESS AND       POSITION(S)       TERM OF                             NUMBER OF
     YEAR OF BIRTH          HELD WITH     OFFICE(1) AND        PRINCIPAL       PORTFOLIOS IN       OTHER
                            THE FUND      LENGTH OF TIME     OCCUPATION(S)          FUND       DIRECTORSHIPS
                                              SERVED          DURING PAST        COMPLEX(2)       HELD BY
                                                                5 YEARS                           MANAGER

Hans C. Mautner            Chairman of   Since inception     Vice Chairman,         Two         Director of
Simon Global Limited        the Board                        Simon Property                      Mezzacappa
33 St. James's Square                                      Group, Inc. (real                     Long/Short
London SW1Y 4JS                                                  estate                          Fund, LLC
United Kingdom                                                development)
YOB: 1937

Jeremy Sillem                  Manager   Since inception    Former Chairman,        Two         Director of
Bear Stearns                                                  Bear Stearns                       Mezzacappa
International Limited                                        International                       Long/Short
One Canada Square                                            Limited; prior                      Fund, LLC
Canary Wharf                                                thereto Co-Head,
London E14 5AD                                               Lazard Capital
United Kingdom                                                  Markets
YOB: 1950




                                      -23-

  INTERESTED MANAGER
   NAME, ADDRESS AND       POSITION(S)       TERM OF                             NUMBER OF
     YEAR OF BIRTH          HELD WITH     OFFICE(1) AND        PRINCIPAL       PORTFOLIOS IN       OTHER
                            THE FUND      LENGTH OF TIME     OCCUPATION(S)          FUND       DIRECTORSHIPS
                                              SERVED          DURING PAST        COMPLEX(2)       HELD BY
                                                                5 YEARS                           MANAGER

Damon Mezzacappa(3)        Manager and   Since inception    Managing Member         Two         Director of
Mezzacappa Investors,       President                        of Mezzacappa                       Mezzacappa
LLC                                                          Investors, LLC                      Long/Short
630 Fifth Avenue                                              (alternative                       Fund, LLC
Suite 2600                                                  asset management
New York, NY 10111                                            firm); prior
YOB: 1936                                                     thereto Vice
                                                            Chairman, Lazard
                                                           Freres & Co., LLC


(1)  Term of office of each Manager and Officer is indefinite.
(2) The "Fund Complex" consists of the Fund and Mezzacappa Long/Short Fund, LLC, each of which has entered into advisory agreements with the Investment Manager.
(3) Mr. Mezzacappa is an "interested person," as such term is defined in the 1940 Act, of the Fund by virtue of his affiliation with the Investment Manager.


        OFFICERS
     NAME, ADDRESS AND            POSITION(S) HELD           TERM OF OFFICE(1)
       YEAR OF BIRTH                                                                 PRINCIPAL OCCUPATION(S)
                                                                                           DURING PAST
                                                                                             5 YEARS

Christopher S. Nagle                 Secretary/               Since inception       Chief Financial Officer
Mezzacappa Investors, LLC             Treasurer                                     of Mezzacappa Investors,
630 Fifth Avenue                                                                    LLC (alternative asset
Suite 2600                                                                          management firm); prior
New York, NY 10111                                                                  thereto Vice President,
YOB: 1959                                                                           Salomon Smith Barney

                                                                                    Inc.
                                                                                    (investment
                                                                                    banking
                                                                                    firm)
Salvatore Faia                Chief Compliance Officer        Since Inception       President of Vigilant
c/o Mezzacappa Investors,                                                           Compliance Services;
LLC                                                                                 prior thereto Senior
630 Fifth Avenue                                                                    Legal Counsel, PFPC,
Suite 2600                                                                          Inc.; Chief Legal
New York, NY 10111                                                                  Counsel, Corviant
YOB: 1962                                                                           Corporation; Partner,
                                                                                    Pepper Hamilton, LLC

1 Term of office of each Manager and Officer is indefinite.


         For each Manager, the dollar range of equity securities beneficially owned by the Manager in the Fund and in the Fund Complex as of June 30, 2005 is set forth in the table below.

---------------------------- -------------------------- ------------------------
Name of Manager              Dollar Range of Equity     Dollar Range of Equity
                             Securities in theFund      Securities in the Fund
                                                        Complex
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
Damon Mezzacappa                   Over $100,000              Over $100,000
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
Jeremy Sillem                            0                          0
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
Hans C. Mautner                          0                          0
---------------------------- -------------------------- ------------------------


         As to each Independent Manager and his immediate family members, no person owned beneficially or of record securities in an investment advisor or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.

         A control person is one who owns beneficially, or through controlled companies, more than 25% of the voting securities of a company or has acknowledged the existence of control. As of the date of this Memorandum, the Fund could be deemed to be under control of the Investment Manager, which had voting authority with respect to 100% of the value of the outstanding Interests in the Fund on such date. However, it is expected that once the Fund commences investment operations and its Interests are sold in the private placement offering that the Investment Manager's control will be diluted until such time as the Fund is controlled by its Members.

COMPENSATION

         The following table shows information regarding the compensation expected to be received by the Independent Managers and/or officers from the Fund for the fiscal year ending March 31, 2006. No compensation is paid by the Fund to Managers who are "interested persons" of the Fund.

------------------------------ -----------------------------------
Name of Manager and Officers   Estimated  Aggregate  Compensation
                               for Fiscal  Year  ended  March 31,
                               2006 for the Fund Complex
------------------------------ -----------------------------------
------------------------------ -----------------------------------
Hans C. Mautner                             $57,500
------------------------------ -----------------------------------
------------------------------ -----------------------------------
Jeremy Sillem                               $57,500
------------------------------ -----------------------------------

         The Independent Managers are each paid an annual retainer of $20,000 and $2,500 for each quarterly meeting attended, either in person or by telephone, plus reasonable out-of-pocket expenses by the Fund in consideration for their attendance at meetings of the Board of Managers, and any committees thereof, and other services they may provide to the Fund.

COMMITTEES

         AUDIT COMMITTEE. The Board has formed an Audit Committee currently composed of Messrs. Mautner and Sillem, each an Independent Manager, the functions of which include, but are not limited to, (1) the oversight of the Fund's accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls over financial procedures; and (2) the oversight of the quality and objectivity of the Fund's financial statements and the independent audit of those statements. The Audit Committee has not designated any member as an Audit Committee Financial Expert, but the Audit Committee believes that that combined experience of the members of the Audit Committee adequately provide the Fund with the financial oversight necessary for the level of financial complexity of the Fund.

         NOMINATING AND COMPENSATION COMMITTEE. The Board has formed a Nominating and Compensation Committee currently composed of Messrs. Mautner and Sillem, each an Independent Manager, the functions of which are: (1) to select and nominate to the Board each Independent Manager and (2) recommend to the Board any appropriate changes in compensation for each Independent Manager. After the initial election of Managers, no Independent Manager will be elected by the Board unless nominated by the Nominating and Compensation Committee. The Nominating and Compensation Committee does not consider nominees recommended by the Members.

         CHIEF LEGAL REPORTING OFFICER. The Fund has designated Mr. Jeremy Sillem as the Chief Legal Reporting Officer who is responsible for compliance with Rules 205.2(k) and 205.3(c) of the Code of Federal Regulations, regarding alternative reporting procedures for attorneys retained or employed by the issuer who appear and practice before the Securities and Exchange Commission on behalf of the issuer (the issuer attorneys). An issuer attorney who becomes aware of evidence of a material violation by the Fund, or by any officer, director, employee, or agent of the Fund, may report evidence to the Chief Legal Reporting Officer.

                             THE INVESTMENT MANAGER

         Mezzacappa Investors, LLC, a limited liability company formed under the laws of the State of Delaware in November 1998, is the Investment Manager of the Fund. The Investment Manager is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended. The Investment Manager is also registered as a commodity trading advisor and a commodity pool operator with the CFTC and NFA. With over 13 years experience in the development and management of alternative investment products and the evaluation and selection of alternative investment managers, the principals of the Investment Manager bring extensive expertise to the Fund.

         As of October 1, 2005, the Investment Manager had over $756 million under management primarily in a number of fund of hedge fund vehicles that are offered to high net worth individual and institutional investors. The Investment Manager is responsible for all investment management decisions through the selection and monitoring of Portfolio Managers.

         The principal individuals involved in the management of the Fund's assets are Damon Mezzacappa and Lenore Petteruti.

         DAMON MEZZACAPPA is the founder and the Managing Member of the Investment Manager. Mr. Mezzacappa became a Limited Managing Director of Lazard LLC on September 15, 1999 and ended his relationship with the firm on February 7, 2005. Prior to that time, Mr. Mezzacappa was a Vice Chairman of the firm and a member of its Management Committee and was responsible for the firm's financing and capital risk activities, including underwriting and trading. Mr. Mezzacappa was also formerly the Executive Chairman of Lazard Capital Markets, the London-based joint venture of Lazard Freres & Co. LLC in New York, Lazard Brothers & Co., Limited in London and Lazard Freres et Cie. in Paris (collectively, the "LAZARD HOUSES"), a member of the Managing Committee of Lazard Partners, L.P., the predecessor holding company of the Lazard Houses, and a Director of Corporate Partners, L.P. Previously, Mr. Mezzacappa was a Managing Director of Morgan Stanley & Co. and a Partner and member of the executive committee of F.S. Smithers & Co. Mr. Mezzacappa received his A.B. from Harvard University and served in the U.S. Army.

         LENORE A. PETTERUTI joined the Investment Manager on April 1, 2002. Prior to that time, Ms. Petteruti served as a Portfolio Manager with ING Alternative Asset Management. Previously, she served in several hedge fund risk management positions at ING Barings, L.L.C. Earlier, Ms. Petteruti held positions at Merrill Lynch & Co., Mabon Securities, Prudential Securities, and Chemical Bank. Ms. Petteruti received her A.B. from Brown University.

         In addition to the Fund, Mr. Mezzacappa and Ms. Petteruti currently manage three (3) other private investment vehicles and Mezzacappa Long/Short Fund, LLC, a registered investment company. The Investment Manager is entitled to receive a performance fee and/or allocations with respect to these other entities. Currently, these other vehicles have approximately $650 million in assets.

         CONFLICTS OF INTEREST RELATING TO THE INVESTMENT MANAGER. The Investment Manager provides investment advisory and other services to various entities and accounts other than the Fund ("Other Accounts"). The Investment Manager expects to employ an investment program for the Fund that is substantially similar to the investment program employed by it for certain Other Accounts. As a general matter, the Investment Manager will consider participation by the Fund in all appropriate investment opportunities that are under consideration for the Other Accounts. There may be circumstances, however, under which the Investment Manager will cause one or more of the Other Accounts to commit a larger percentage of their respective assets to an investment opportunity than to which the Investment Manager will commit the Fund's assets. There also may be circumstances under which the Investment Manager will consider participation by the Other Accounts in investment opportunities in which the Investment Manager does not intend to invest on behalf of the Fund, or vice versa. The Investment Manager will evaluate for the Fund and for each of the Other Accounts a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Fund or an Other Account at a particular time, including, but not limited to, the following: (1) the nature of the investment opportunity taken in the context of the other investments at the time; (2) the liquidity of the investment relative to the needs of the particular entity or account; (3) the availability of the opportunity (i.e., size of obtainable position); (4) the transaction costs involved; and (5) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ for the Fund and the Other Accounts in the context of any particular investment opportunity, the investment activities of the Fund and the Other Accounts may differ from time to time. In addition, the fees and expenses of the Fund will differ from those of the Other Accounts. Accordingly, the future performance of the Fund and the Other Accounts will vary.

         When the Investment Manager determines that it would be appropriate for the Fund and one or more Other Accounts to participate in an investment transaction in the same Investment Fund or other investment at the same time, it will attempt to aggregate, place and allocate orders on a basis that the Investment Manager believes to be fair and equitable, consistent with its responsibilities under applicable law. Decisions in this regard are necessarily subjective and there is no requirement that the Fund participate, or participate to the same extent as the Other Accounts, in all investments or trades. However, no participating entity or account will receive preferential treatment over any other and the Investment Manager will take steps to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement and allocation of orders and investments. Situations may occur, however, where the Fund could be disadvantaged because of the investment activities conducted by the Investment Manager for the Other Accounts. Such situations may be based on, among other things, the following: (1) legal restrictions or other limitations (including limitations imposed by Portfolio Managers with respect to Investment Funds) on the combined size of positions that may be taken for the Fund and the Other Accounts, thereby limiting the size of the Fund's position or the availability of the investment opportunity; (2) the difficulty of liquidating an investment for the Fund and the Other Accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments. In particular, the Fund may be legally restricted from entering into a "joint transaction" (as defined in the 1940 Act) with the Other Accounts with respect to the securities of an issuer without first obtaining exemptive relief from the SEC. Directors, officers, employees and affiliates of the Investment Manager may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Investment Manager, or by the Investment Manager for the Other Accounts, that are the same, different or made at a different time than positions taken for the Fund. Except in accordance with applicable law, the Investment Manager and its affiliates are not permitted to buy securities or other property from, or sell securities or other property to the Fund. However, subject to certain conditions imposed by applicable rules under the 1940 Act, the Fund may effect certain principal transactions in securities with one or more accounts managed by the Investment Manager. Future investment activities of the Investment Manager and its affiliates, and of its respective directors, officers or employees, may give rise to additional conflicts of interest.


                         INVESTMENT MANAGEMENT AGREEMENT

         The Fund has entered into an investment management agreement with the Investment Manager (the "Investment Management Agreement"), under which the Investment Manager will be responsible for investment decisions through the selection and monitoring of Portfolio Managers and the allocation of assets among them, subject to the policies of the Fund and the oversight of the Board. Under the Investment Management Agreement, the Fund will pay a monthly management fee to the Investment Manager. See "Fund Expenses:
Investment Management Fee."

         The Investment Management Agreement, was initially approved by the Board, including a majority of the Independent Managers, on June 20, 2005, and was approved by the Organizational Member at a Meeting of Members held on June 20, 2005, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year if the continuance is approved by the Board or by a vote of a majority of the outstanding securities of the Fund (as defined by the 1940 Act); provided that in either event the continuance is also approved by a majority of the Fund's Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Management Agreement may be terminated at any time, without the payment of any penalty, by the Board or by the vote of a majority of the outstanding voting securities of the Fund on not more than 60 days' written notice to the Investment Manager. The Investment Manager may terminate the Investment Management Agreement at any time, without the payment of any penalty, on not more than 60 days' prior written notice to the Fund.

         In considering the Investment Management Agreement, the Board considered several factors it believed, in light of the legal advice furnished to it by counsel and its own business judgment, to be relevant. The factors considered by the Board in reviewing the Investment Management Agreement included, but were not limited to the following: (i) the nature and quality of the services to be provided by the Investment Manager; (ii) the fairness of the Investment Management Fee paid to the Investment Manager under the Investment Management Agreement in light of the services to be provided; (iii) the personnel, operations, financial condition, and the investment management capabilities, methodologies, and performance of the Investment Manager; and (iv) the expenses to be borne by the members. Based upon its review, the Board has determined that the Investment Management Agreement is in the interest of the Fund and the Members. Accordingly, after consideration of the factors described above, and such other factors and information it considered relevant, the Board, including all of the Independent Managers, approved the Investment Management Agreement.

         Under the Investment Management Agreement, the Fund indemnifies and holds harmless the Investment Manager from and against any loss or expense suffered or sustained by it or its affiliates by reason of the fact that it is or was the Investment Manager to the Fund, including, without limitation, any judgment, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding, provided that such loss or expense does not result from the Investment Manager's gross negligence, willful misfeasance or bad faith.


                                     VOTING

         Each Member has the right to cast a number of votes based on the Member's Investment Percentage (as defined herein) at a meeting of Members called by the Board, the Investment Manager or by Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast. Members will be entitled to vote on any matter on which shareholders of an investment company registered under the 1940 Act would be entitled to vote, including certain elections of Managers, approval of any new investment management agreement, and on certain other matters. Notwithstanding their ability to exercise their voting privileges, Members in their capacity as such are not entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.


                   PORTFOLIO MANAGERS TO THE INVESTMENT FUNDS

         Set out below are practices that Portfolio Managers may follow. Although the Investment Manager anticipates that Subadvisers that are not Portfolio Managers will follow practices similar to those described below, no guarantee or assurances can be made that these practices will be followed.

         The Investment Manager anticipates that each Portfolio Manager will consider participation by the Fund or an Investment Fund in which the Fund participates in all appropriate investment opportunities that are also under consideration for investment by the Portfolio Manager for investment funds and other accounts managed by the Portfolio Manager other than the Fund ("Portfolio Manager Accounts") that pursue investment programs similar to that of the Fund. Circumstances may arise, however, under which a Portfolio Manager will cause its Portfolio Manager Accounts to commit a larger percentage of their assets to an investment opportunity than the percentage of assets of the Fund or an Investment Fund which are committed to that opportunity. Circumstances may also arise under which a Portfolio Manager will consider participation by its Portfolio Manager Accounts in investment opportunities in which the Portfolio Manager intends not to invest on behalf of the Fund or an Investment Fund, or vice versa.

         Situations may occur when the Fund could be disadvantaged by investment activities conducted by the Portfolio Manager for the Portfolio Manager Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Fund, or an Investment Fund in which the Fund and/or Portfolio Manager Accounts participate (collectively, "Co-Investors" and, individually, a "Co-Investor"), limiting the size of the Fund's or an Investment Fund's position; (2) legal prohibitions on the Co-Investors' participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instruments is limited.

         Each Portfolio Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund participates. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Portfolio Manager that are the same, different from or made at different times than positions taken for the Fund or an Investment Fund in which the Fund participates.

         Portfolio Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Investment Manager or its affiliates.


                                  PROXY VOTING

         While it is unlikely that the Fund will hold voting securities on a regular basis pursuant to its stated investment policies, the Fund may, from time to time, hold voting interests in an Investment Fund and may at some point vote a proxy. The Board of Managers of the Fund has adopted the proxy voting policies and procedures of the Investment Manager for use in connection with determining how to vote proxies related to portfolio securities, including the procedures that the Fund would use if a vote presents a conflict between the interests of the Members, on the one hand, and those of the Investment Manager, on the other. The Investment Manager has adopted as its proxy voting policies and procedures the Mezzacappa Investors, LLC Proxy Voting Policy and Procedures, which are attached as Appendix B to this Private Placement Memorandum.


                                  OTHER MATTERS

         A Portfolio Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Portfolio Manager Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Portfolio Manager determined it was appropriate for the Investment Fund to purchase and a Portfolio Manager Account to sell, or the Investment Fund to sell and a Portfolio Manager Account to purchase, the same security or instrument on the same day.

         The Investment Manager, its affiliates and their members, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by members, officers and employees and affiliates of the Investment Manager that are the same, different from or made at different times than positions taken for the Fund or an Investment Fund in which the Fund participates. To lessen the possibility that the Fund will be adversely affected by this personal trading, each of the Fund and the Investment Manager has adopted a code of ethics (collectively, the "Codes of Ethics") in compliance with Section 17(j) of the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund's portfolio transactions. The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing the SEC's Public Reference Section, Washington, DC 20549-0102.

          The Investment Manager and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Fund, except that the Fund may in accordance with rules adopted under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, investment managers or managing members. These transactions would be effected in circumstances in which the Investment Manager determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.

         Other present and future activities of the Investment Manager and its affiliates, and their principals, members, directors, officers or employees may give rise to additional conflicts of interest.


                                    BROKERAGE

         Each Portfolio Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Investment Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

         The Investment Manager expects that each Portfolio Manager will generally select brokers and dealers to effect transactions on behalf of its Investment Fund substantially as described below, although the Investment Manager can give no assurance that a Portfolio Manager (including a Subadviser) will adhere to, and comply with, the described practices. The Investment Manager generally expects that, in selecting brokers and dealers to effect transactions on behalf of an Investment Fund, a Portfolio Manager will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm's risk in positioning a block of securities. Subject to appropriate disclosure, however, Portfolio Managers of Investment Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Manager rather than its Investment Fund. The Investment Manager may consider the broker selection process employed by a Portfolio Manager as a factor in determining whether to invest in its Investment Fund. The Investment Manager expects that each Portfolio Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

         Consistent with seeking best price and execution, a Portfolio Manager may place brokerage orders with brokers (including affiliates of the Portfolio Manager) that may provide the Portfolio Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of a Portfolio Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than an Investment Fund. In addition, not all of the supplemental information is used by the Portfolio Manager in connection with an Investment Fund in which the Fund invests. Conversely, the information provided to the Portfolio Manager by brokers and dealers through which other clients of the Portfolio Manager and its affiliates effect securities transactions may be useful to the Portfolio Manager in providing services to an Investment Fund.


                                  ADMINISTRATOR

         The Fund has retained PFPC, Inc. (the "Administrator"), whose principal business address is 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative and investor services to the Fund. Under the terms of an administration agreement entered into between the Fund and the Administrator (the "Administration Agreement"), the Administrator is responsible, directly or through its agents, for, among other things: (1) maintaining a list of Members and generally performing all actions related to the issuance, repurchase and transfer of Interests, if any; (2) accepting payment for Interests; (3) computing and disseminating the Net Asset Value of the Fund in accordance with the Operating Agreement; (4) preparing for review the annual financial statements of the Fund, as well as quarterly reports regarding the Fund's performance and Net Asset Value; and (5) performing additional services, as agreed upon, necessary in connection with the administration of the Fund. The Administrator may retain third parties to perform some or all of these services.

         The Administrator is paid a monthly fee (the "Administration Fee"). The Administrator is also reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund. The Administrative Fee may be renegotiated from time to time between the parties.

         The Administration Agreement provides that the Administrator, subject to certain limitations, will not be liable to the Fund or to Members for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties under the Administration Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Administrator or its agents in the performance of its duties and obligations thereunder.


                           CUSTODIAN AND ESCROW AGENT

         PFPC Trust Company, whose principal business address is 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as the Custodian of the Fund's assets pursuant to a custodian services agreement with the Fund, and may maintain custody of such assets with U.S. subcustodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to policies and procedures approved by the Board. Under the terms of the custodian services agreement, the Custodian maintains a separate account in the name of the Fund, holds and transfers portfolio securities on account of the Fund, accepts receipts and makes disbursements of money on behalf of the Fund, collects and receives all income and other payments and distributions on account of the Fund's securities, and maintains the Fund's subscription agreements from investments made in the Investment Funds. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts, except to the extent that securities may be held in the name of the Custodian, subcustodian or foreign custody manager (that meets the requirements of Rule 17f-5 of the 1940 Act) in a securities depository, clearing agency or omnibus customer account.

         PFPC, Inc. serves as Escrow Agent with respect to subscription monies received from prospective investors in advance of dates when Interests may be purchased and monies may be transmitted to the Fund.

                                  FUND EXPENSES

EXPENSES OF THE INVESTMENT MANAGER

         The Investment Manager will bear all of its own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Portfolio Managers, as well as all other ordinary operating expenses of the Investment Manager. The Investment Manager may also provide, or arrange at its expense, for certain management and administrative services to be provided to the Fund and the Board. Among those services are: providing office space and other support services; maintaining and preserving certain records; preparing and filing various materials relating to the Investment Manager with state and U.S. federal regulators; and reviewing and arranging for payment of the Fund's expenses.

INVESTOR SERVICING ARRANGEMENTS

         Under the terms of an investor servicing agreement (the "Investor Servicing Agreement") between the Fund and the Investment Manager, the Investment Manager is authorized to retain brokers, dealers and certain financial advisers to provide ongoing investor services and account maintenance services to Members that are their customers ("Investor Service Providers"). These services include, but are not limited to, handling inquiries regarding the Fund (e.g., responding to questions concerning investments in the Fund, capital account balances, and reports and tax information provided by the Fund); assisting in the enhancements of relations and communications between the Members and the Fund; assisting in the establishment and maintenance of Member accounts with the Fund; assisting in the maintenance of Fund records containing Member information; and providing such other information and Member liaison services as the Investment Manager may reasonably request. Under the Investor Servicing Agreement, the Fund will pay a fee to the Investment Manager. This fee will be paid monthly in an amount equal to 0.45% (on an annualized basis) of the average monthly aggregate value of outstanding Interests held by investors that receive services from the Investor Service Provider, determined as of the last day of the calendar month (before any repurchases of Interests).

EXPENSES OF THE FUND

         The Fund will pay or assume all ordinary operating expenses of the Fund, other than the expenses assumed by the Investment Manager described above. Expenses to be borne by the Fund include, without limitation:

         (1) all expenses related to its investment program, including, but not limited to, fees paid and expenses reimbursed directly or indirectly to Investment Funds or Portfolio Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Fund's account such as direct and indirect expenses associated with the Fund's investments, including its investments in Investment Funds (whether or not consummated), and enforcing the Fund's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, third-party research expenses, professional fees (including, without limitation, the fees and expenses of consultants, and experts for advice relating to the Fund and, if applicable in the event the Fund invests through an Investment Fund managed by a Subadviser (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

         (2) all costs and expenses associated with the establishment of an Investment Fund (whether or not consummated) managed by Subadvisers;

         (3)   any non-investment related interest expense;

         (4) attorneys' fees and disbursements associated with preparing and updating this Private Placement Memorandum, agreements between the Fund and its service providers, subscription documents and other Fund-related documents, and with qualifying prospective investors;

         (5) fees and disbursements of any accountants engaged by the Fund, and expenses related to the annual audit of the Fund;

         (6) the Investment Management Fee paid, the Investor Servicing Fee paid and out-of-pocket expenses reimbursed to the Investment Manager;

         (7) fees paid and out-of-pocket expenses reimbursed to the Administrator, the Custodian or the Escrow Agent;

         (8)   escrow and other recordkeeping fees and expenses;

         (9) the costs of errors and omissions/directors' and officers' liability insurance and a fidelity bond;

         (10) the fees of the Independent Managers and out-of-pocket expenses of all Managers in attending meetings of the Board and committees of the Board;

         (11) the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members;

         (12) all expenses relating to meetings of the Members, including travel and other out-of-pocket expenses of all Managers in attending such meetings;

         (13) all costs and charges for equipment or services used in communicating information regarding the Fund's transactions among the Investment Manager and any custodian or other agent engaged by the Fund;

         (14) any extraordinary expenses, including indemnification expenses as provided for in the Operating Agreement;

         (15) the Fund's organization expenses and offering costs, which initially were borne by the Investment Manager. The Fund will reimburse the Investment Manager for these expenditures, through monthly expense allocations to the Member's capital accounts.

         The Investment Manager, the Administrator and the Board will be reimbursed by the Fund for any of the above expenses that they pay on behalf of the Fund, except as otherwise provided above.

         The Investment Manager has voluntarily agreed, for the twelve (12) month period following the Initial Closing Date, to reimburse the Fund, to the extent necessary, to ensure that the Fund's annualized ordinary operating expenses do not exceed 3.00% (the "Voluntary Expense Reimbursement"). However, the Investment Manager may at any time decide to terminate such Voluntary Expense Reimbursement even prior to the end of the twelve month period following the Initial Closing Date.

         Investment Funds will bear various expenses in connection with their operations similar to those incurred by the Fund. Portfolio Managers and Subadvisers generally will assess asset-based fees to and receive incentive-based allocations from the Investment Funds (or their investors), which effectively will reduce the investment returns of such vehicles. These expenses, fees and allocations will be in addition to those incurred by the Fund itself. As an investor in the Investment Funds, the Fund and its Members will bear the Fund's proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations payable to the Portfolio Managers and Subadvisers.

INVESTMENT MANAGEMENT FEE

         In consideration of the advisory and other services provided by the Investment Manager to the Fund, the Fund will pay the Investment Manager a monthly Investment Management Fee equal to 0.125% (1.50% on an annualized basis) of the Fund's month-end net assets, including assets attributable to the Investment Manager (or its affiliates) before giving effect to repurchases effective as of the month-end, and after giving effect to other expenses (the "Investment Management Fee"). The Investment Management Fee will be an expense paid out of the Fund's assets.

INVESTMENT MANAGER PAYMENTS

         The Investment Manager may pay additional compensation, out of its own funds and not as an additional charge to the Fund, to selected affiliated or unaffiliated brokers, dealers or other financial intermediaries ("Intermediaries") in connection with the sale, distribution and/or retention of interests of the Fund. The payments made by the Investment Manager may be based on the Net Asset Value of the Fund as determined by the Investment Manager. The amount of these payments is determined from time to time by the Investment Manager, may be substantial, and may be different for different Intermediaries.

         The prospect of receiving, or the receipt of, additional compensation as described above by Intermediaries may provide such Intermediaries and/or their salespersons with an incentive to favor sales of interests of the Fund, and funds whose affiliates make similar compensation available, over sales of interests of funds (or other fund investments) with respect to which the Intermediary does not receive additional compensation, or lower levels of additional compensation. These payment arrangements, however, will not change the price that an investor pays for interests of the Fund or the amount that the Fund receives to invest on behalf of an investor. Members may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to interests of the Fund, including a recommendation not to redeem.


                        CAPITAL ACCOUNTS AND ALLOCATIONS

CAPITAL ACCOUNTS

         The Fund will maintain a separate capital account for each Member (including the Investment Manager and any of its affiliates to the extent any of them holds an Interest). Each such capital account will have a beginning balance equal to the Member's initial capital contribution and will be increased by the sum of the amount of cash and the value of any securities contributed by the Member to the capital of the Fund, plus any amounts credited to such Member's capital account as described below. The Fund will track separately each contribution to the Fund as if it were a separate capital account. Each Member's capital account will be reduced by the amount of any repurchase by the Fund of the Interest held by the Member, plus the amount of any distributions to the Member, plus any amounts debited against the Member's capital account as described below.

ALLOCATION OF GAINS AND LOSSES

         At the end of each Fiscal Period of the Fund, any net profit or net loss of the Fund, as the case may be, is allocated to the capital accounts of all of the Members of the Fund in accordance with their respective Investment Percentages (as defined herein). If a Member has made more than one capital contribution to the Fund, each such capital contribution shall be treated as a separate Capital Account for purposes of such allocation. A Fiscal Period is generally a calendar month, subject to adjustment as provided in the Operating Agreement (e.g., in the case of a capital contribution or repurchase of an

Interest on a date other than the last day of a calendar month). The "Investment Percentage" for each Member is determined by dividing the balance of such Member's Capital Account as of the beginning of the Fiscal Period by the total capital of the Fund. "Net profit" refers to the increase in the value of the Fund's net assets, including unrealized gains, from the beginning of each Fiscal Period to the end of such Fiscal Period (excluding any item to be allocated among the capital accounts of the Members on a basis other than their Investment Percentage). "Net loss" refers to the decrease in the value of the Fund's net assets, including unrealized losses, from the beginning of each Fiscal Period to the end of such Fiscal Period (excluding any item to be allocated among the capital accounts of the Members on a basis other than their Investment Percentage). In determining the amount of net profit or net loss, the net assets of the Fund as of the end of the Fiscal Period shall be reduced by the Investment Management Fee applicable to such period.

ALLOCATION OF SPECIAL ITEMS - CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES

         Withholding taxes or other tax obligations incurred by the Fund that are attributable to any Member will be debited against the capital account of that Member as of the close of the Fiscal Period during which the Fund paid those obligations, and any amounts distributable at or after that time to the Member will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Member and any successor to the Member's Interest is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess. The Fund is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of the Member, assist the Member in applying for the refund.

         Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, will generally be charged to only those Members on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges will be debited to the Capital Accounts of the applicable Members as of the close of the fiscal period during which the items were paid or accrued by the Fund.

RESERVES

         The Board may cause appropriate reserves to be created, accrued and charged against net assets and proportionately against the Capital Accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to it and accruable under accounting principles generally accepted in the United States. Reserves will be in such amounts (subject to increase or reduction) that the Board may deem necessary or appropriate. The amount of any reserves and any increase or decrease in them will be proportionately charged or credited, as appropriate, to the Capital Accounts of those investors who are Members at the time when the reserves are created, increased or decreased, except that, if the reserves, or any increase or decrease in them, is deemed by the Board, in its sole discretion, to be material, the amount of the reserves, increase, or decrease may instead be charged or credited to those investors who were Members at the time, as determined by the Board, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

         Members shall be liable for the repayment and discharge of all debts and obligations of the Fund attributable to any Fiscal Year (or relevant portion thereof) during which they are or were Members only to the extent of their respective interests in the Fund in the Fiscal Year (or relevant portion thereof) to which any such debts and obligations are attributable and shall not otherwise have any liability in respect of the debts and obligations of the Fund. Likewise, the Board will credit to any former Member the pro rata amount of reserves to which the Board believes such Member is entitled in accordance with the above paragraph. Members shall not be required to make contributions in excess of their respective Capital Accounts to satisfy liabilities of the Fund.

                               NET ASSET VALUATION

         The Fund will compute its net asset value as of the last day of each month in accordance with the valuation policies described herein. In determining its net asset value, the Fund will value its investments as of such month-end. The net asset value of the Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses. The net asset value of any Member's Interest on any date will be equal to that Member's capital account balance, after giving effect to all allocations (and charges or debits) that are made as of that date in accordance with the procedures described under "Capital Accounts and Allocations" above, and the aggregate net asset values of the Interests of all of the Members, including the Investment Manager (to the extent that the Investment Manager makes an investment in the Fund), will equal the net asset value of the Fund. The Board has approved procedures pursuant to which the Fund will value its investments in Investment Funds at fair value. In accordance with these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Investment Fund in accordance with the Investment Fund's valuation policies and reported at the time of the Fund's valuation. As a general matter, the fair value of the Fund's interest in an Investment Fund will represent the amount that the Fund could reasonably expect to receive from an Investment Fund if the Fund's interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In the event that an Investment Fund does not report a month-end value to the Fund on a timely basis, the Fund would determine the fair value of such Investment Fund based on the most recent value reported by the Investment Fund, as well as any other relevant information available at the time the Fund values its portfolio. Using the nomenclature of the hedge fund industry, any values reported as "estimated" or "final" values will reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund's valuation date.

         Prior to investing in any Investment Fund, the Investment Manager will conduct a due diligence review of the valuation methodology utilized by the Investment Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Investment Manager reasonably believes to be consistent with those used by the Fund for valuing its own investments. Although the procedures approved by the Board provide that the Investment Manager will review the valuations provided by the Portfolio Managers to the Investment Funds, neither the Investment Manager nor the Board will be able to confirm independently the accuracy of valuations provided by such Portfolio Managers (which are unaudited).

         The Fund's valuation procedures require the Investment Manager to consider all relevant information available at the time the Fund values its portfolio. The Investment Manager and/or the Board will consider such information, and may conclude in certain circumstances that the information provided by the Portfolio Manager of an Investment Fund does not represent the fair value of the Fund's investment in the Investment Fund. Although redemptions of interests in Investment Funds are generally subject to advance notice requirements, Investment Funds typically will make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Investment Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Investment Fund's governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board, in the absence of specific transaction activity in interests in a particular Investment Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. In accordance with generally accepted accounting principles and industry practice, the Fund may not always apply a discount in cases where there was no contemporaneous redemption activity in a particular Investment Fund. In other cases, as when an Investment Fund imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in Investment Fund interests, the Fund may determine that it is appropriate to apply a discount to the net asset value of the Investment Fund. Any such decision would be made in good faith, and subject to the review and supervision of the Board.

         The valuations reported by the Portfolio Managers of the Investment Funds, upon which the Fund calculates its month-end net asset value, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by those Funds' independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Such adjustments or revisions, whether increasing or decreasing the net asset value of the Fund at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds of the Fund received by Members who had their Interests repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Portfolio Managers or revisions to net asset value of an Investment Fund adversely affect the Fund's net asset value, the outstanding Interests will be adversely affected by prior repurchases to the benefit of Members who had their Interests repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations will be entirely for the benefit of the outstanding Interests and to the detriment of Members who previously had their Interests repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Interests. New Members may be affected in a similar way.

         The procedures approved by the Board provide that, when deemed appropriate by the Investment Manager and consistent with the 1940 Act, investments in the Investment Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Fund's investment will be revalued in a manner that the Investment Manager, in accordance with procedures approved by the Board, determines in good faith best reflects approximate market value. The Board will be responsible for ensuring that the valuation policies utilized by the Investment Manager are fair to the Fund and consistent with applicable regulatory guidelines.

         If Subadvisers are engaged to manage a portion of the Fund's assets, or if the Fund holds any securities other than interests in Investment Funds, the Fund will generally value the portfolio securities of any Investment Funds and the portfolio securities held by the Fund as follows:

         (1) U.S. exchange-listed and NASDAQ-traded equity securities (other than options) will be valued at their closing composite sale prices as reported on the exchange on which those securities are primarily traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a non-U.S. securities exchange will be valued at their closing sale prices on the exchange on which the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or ask prices (in the case of securities held short) as reported by that exchange. Listed options will be valued at their bid prices (or ask prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or ask prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Board. In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Investment Manager and/or the Board will reevaluate its fair value methodology to determine, what, if any, adjustments should be made to the methodology.

         (2) Debt securities (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board will regularly monitor the methodology and procedures used in connection with valuations provided by the pricing service. Debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board to represent fair value.

         (3) If, in the view of the Investment Manager, the bid price of a listed option or debt security (or ask price in the case of any such security held short) does not fairly reflect the market value of the security, the Investment Manager may request a valuation committee, comprised among others of at least one Manager, to instead adopt procedures to be used by the Investment Manager, if so delegated by the Board and in accordance with procedures adopted by the Board, to value the security at fair value, subject to the oversight of the valuation committee.

         (4) All assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars using non-U.S. exchange rates provided by a pricing service. Trading in non-U.S. securities generally is completed, and the values of non-U.S. securities are determined, prior to the close of securities markets in the United States. Non-U.S. exchange rates are also determined prior to such close. On occasion, the values of non-U.S. securities and exchange rates may be affected by significant events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When an event materially affects the values of securities held by the Fund or its liabilities, the securities and liabilities will be valued at fair value as determined in good faith by, or under the supervision of, the Board.

         The Investment Manager or its affiliates act as investment adviser to other clients that may invest in securities for which no public market price exists. Valuation determinations by the Investment Manager or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

         Expenses of the Fund, including the Investment Management Fee are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

         Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Fund's net assets if the judgments of the Board, the Investment Manager, or Portfolio Managers should prove incorrect. Also, Portfolio Managers will only provide determinations of the net asset value of Investment Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Fund more frequently.


                              CONFLICTS OF INTEREST

         The Investment Manager and its members, officers and employees, including those involved in the investment activities and business operations of the Fund, are engaged in business unrelated to the Fund, including, but not limited to, financial advisory services, asset management activities, sponsoring and managing private investment funds, and other activities. Personnel of the Investment Manager or their affiliates will devote such time as the Investment Manager and their affiliates, in their discretion, deem necessary to carry out the operations of the Fund effectively.

         The Investment Manager provides investment management services to other clients, including other multi-manager funds and discretionary managed accounts that follow investment programs substantially similar to that of the Fund. As a result, when a limited investment opportunity would be appropriate for the Fund and also for one or more of its other clients, the Investment Manager will be required to choose among the Fund and such other clients in allocating such opportunity, or to allocate less of such opportunity to the Fund than the Investment Manager would ideally allocate if it did not provide investment management services to other clients. In addition, the Investment Manager may determine that an investment opportunity is appropriate for a particular client, or for itself or an affiliate, but not for the Fund. Situations may arise in which other client accounts managed by the Investment Manager or its affiliates have made investments that would have been suitable for investment by the Fund but, for various reasons, were not pursued by, or available to, the Fund. The Investment Manager attempts to allocate limited investment opportunities among the Fund and its other client accounts in a manner it believes to be reasonable and equitable.

         From time to time, sponsors of Investment Funds may seek the approval or consent of the investors in the Funds in connection with certain matters. In such a case, the Investment Manager has the right to vote in its discretion the interest in the Investment Fund held by the Fund, on behalf of the Fund. The Investment Manager considers only those matters it considers appropriate in taking action with respect to the approval or consent. Business relationships may exist between the Investment Manager and its affiliates, on the one hand, and the Investment Managers and affiliates of the Investment Funds, on the other hand, other than as a result of the Fund's investment in the Investment Funds. As a result of these existing business relationships, the Investment Manager may face a conflict of interest acting on behalf of the Fund and its Members. See "Proxy Voting."

         The Fund may, for regulatory reasons, limit the amount of voting securities it holds in any particular Investment Fund, and may as a result hold substantial amounts of non-voting securities in a particular Investment Fund. The Fund's lack of ability to vote may result in a decision for an Investment Fund that is adverse to the interests of the Members.

         To the extent permitted under Section 17 of the 1940 Act, the Investment Manager may cause the Fund to purchase securities from or sell securities and interests in Investment Funds to other clients or vehicles when the Investment Manager believes such transactions are appropriate and in the best interests of the Fund. In the event the Investment Manager wishes to reduce the investment of one or more such funds in an Investment Fund and increase the investment of other funds in such Investment Fund, it may effect such transactions by directing the transfer of the interests between funds. Any incremental costs and expenses associated with any such investment will be borne by all such classes of such funds (including the Fund) on a pro rata basis. In addition, the Investment Manager may recommend that the Fund purchase or sell an investment that is being sold or purchased, respectively, at the same time by the Investment Manager, an affiliate, or another advisory client.

         Conflicts of interest may arise from the fact that the investment advisers of the Investment Funds and their affiliates generally will be carrying on substantial investment activities for other clients, including other investment funds, in which the Fund will have no interest. The investment advisers of the Investment Funds may have financial incentives to favor certain of such accounts over the Investment Funds. Any of their proprietary accounts and other customer accounts may compete with the Investment Fund for specific trades, or may hold positions opposite to positions maintained on behalf of the Investment Fund. The investment advisers of the Investment Funds may give advice and recommend securities to, or buy or sell securities for, and Investment Fund in which the Fund has invested, which advice or securities may differ from advice given to, or securities recommended or bought or sold for, other accounts and customers even though their investment objectives may be the same as, or similar to, those of the Investment Fund in which the Fund is invested.

         When an investment adviser of an Investment Fund determines that it would be appropriate for an Investment Fund and one or more of its other accounts to participate in an investment opportunity at the same time, it may attempt to aggregate, place, and allocate orders on a basis that the investment adviser of the Investment Fund believes to be fair and equitable, consistent with its responsibilities under applicable law. Decisions in this regard are necessarily subjective and there is no requirement that the Investment Fund participate, or participate to the same extent as the other accounts, in all trades.

         Each investment adviser of an Investment Fund and its principals, officers, employees, and affiliates, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees, and affiliates of the investment adviser of the Investment Fund that are the same, different, or made at a different time than positions taken for the Investment Fund.


                           SUBSCRIPTIONS FOR INTERESTS

SUBSCRIPTION TERMS

         After the Initial Closing Date, the Fund intends to accept subscriptions for Interests as of the first day of each month. Any amounts received in advance of a closing will be placed in an interest-bearing escrow account with the Escrow Agent prior to their investment in the Fund and such interest earned with respect to the subscriptions placed into the escrow account shall be payable to the Fund only. All subscriptions are subject to the receipt of a properly completed subscription agreement and cleared funds in the full amount of the subscription on or prior to the applicable dates set out in the subscription agreement. Subscriptions must be made in cash, however, the Board reserves the right, in its sole discretion, to accept in-kind contributions. The Board reserves the right to reject any subscription for Interests and the Board may, in its sole discretion, suspend subscriptions for Interests at any time and from time to time.

         The minimum initial investment in the Fund from each investor is $100,000, and the minimum additional investment in the Fund is $50,000. The minimum initial and additional investments may be reduced by the Board with respect to individual investors or classes of investors. The Board may, in its discretion, cause the Fund to repurchase the entire Interest held by a Member if the Member's capital account balance in the Fund, as a result of repurchase or transfer requests by the Member, is less than $50,000.

         Except as otherwise permitted by the Board, all subscriptions must be made in cash and must be transmitted by the time and in the manner that is specified in the subscription documents of the Fund. Subscriptions are payable in one installment. Although the Fund may accept contributions of securities in the sole discretion of the Board, the Fund has no intention at present of accepting contributions of securities. If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner as the Fund values its other assets.

         Each new Member must agree to be bound by all of the terms of the Operating Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an "Eligible Investor" as described below and is purchasing an Interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

         Payments for subscriptions of Interests will be held in an interest-bearing account maintained by the Escrow Agent. In the event that the Board does not accept a subscription for an Interest, any payment made by the potential investor for the Interest will be returned, with interest, to such potential investor as soon as practicable following the Board's rejection of the subscription.

ELIGIBLE INVESTORS

         Each prospective investor in the Fund will be required to certify to the Fund that the Interest subscribed for is being acquired for the account of an "accredited investor" as defined in Regulation D under the 1933 Act, and that the investor is a "qualified client" within the meaning of the Advisers Act (i.e., that the Investor has a net worth at the time of subscription of more than $1.5 million) or such greater amount as may be required by applicable law or by the Board, in its sole discretion. Investors who meet these eligibility requirements are referred to in this Private Placement Memorandum as "Eligible Investors." Existing Members who subscribe additional capital to their Interests will be required to qualify as Eligible Investors at the time of each additional subscription. Qualifications that must be met in becoming a Member are set out in the subscription agreement that must be completed by each prospective investor.

         An ACCREDITED INVESTOR generally is:

         1. Any U.S. bank or any banking institution organized under the laws of any state, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or Territorial banking commission or similar official agency, any U.S. savings and loan association or other similar insti-tu-tion, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any U.S. insurance company; any invest-ment company registered under the Investment Company Act or a business development company as defined in the Investment Company Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary, as defined in ERISA, which is either a bank, savings and loan associa-tion, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

         2. Any "private business development company" as defined in the Investment Advisers Act of 1940;

         3. Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total capital in excess of $5,000,000;

         4. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase, exceeds $1,000,000;

         5. Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

         6. Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Regulation D; or

         7. Any entity all of whose equity owners satisfy one or more of such requirements (1) through (6) above.


               REDEMPTIONS, REPURCHASES AND TRANSFERS OF INTERESTS

NO RIGHT OF REDEMPTION

         No Member or other person holding an Interest acquired from a Member will have the right to require the Fund to redeem the Interest. No public market for the Interests exists, and no public market will develop unless the Fund first registers the Interests under the 1933 Act. No registration of Interests under the 1933 Act is contemplated at this time. Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Interests by the Fund, as described below.

REPURCHASES OF INTERESTS

         The Fund may, from time to time, repurchase Interests (or portions thereof) from Members in accordance with written tenders by Members at those times, in those amounts, and on terms and conditions as the Board may determine in its sole discretion. Each such repurchase offer will generally apply to up to 25% of net assets of the Fund. In determining whether the Fund should offer to repurchase Interests from Members, the Board will consider the recommendation of the Investment Manager. The Investment Manager expects that it will recommend to the Board that the Fund offer to repurchase Interests from Members semi-annually on June 30 and December 31 of each year. However, it is currently anticipated that no offer to repurchase any Interests by the Fund will be made before, at earliest June 30, 2006. In determining whether to accept such a recommendation, the Board will consider the following factors, among others:

         (1) whether any Members have requested to tender Interests or portions thereof to the Fund;

         (2) the liquidity of the Fund's assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Subadvisers);

         (3) the investment plans and working capital and reserve requirements of the Fund;

         (4) the relative economies of scale of the tenders with respect to the size of the Fund;

         (5)   the history of the Fund in repurchasing Interests;

         (6) the availability of information as to the value of the Fund's interests in Investment Funds;

         (7) the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

         (8) any anticipated tax consequences to the Fund of any proposed repurchases of Interests; and

         (9)   the recommendations of the Investment Manager.

         The Operating Agreement provides that the Fund will be dissolved if any Member that has submitted a written request, in accordance with the terms of that Agreement, to tender its entire Interest for repurchase by the Fund has not been given the opportunity to so tender within a period of two years after the request (whether in a single repurchase offer or multiple consecutive offers within the two-year period). A Member who intends to cause the Fund to be dissolved must so indicate in a separate written request submitted within the applicable two-year period.

         The Fund will repurchase Interests from Members at net asset value pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all Members or persons holding Interests acquired from Members. The net asset value of a Member's Interest will be calculated in accordance with the Fund's procedures as of the Repurchase Date, after giving effect to all allocations (and charges or debits) that are made as of that date. As noted above, the Repurchase Date is generally expected to be June 30 and December 31 of any year. When the Board determines that the Fund will repurchase Interests, notice will be provided to Members, specifying the date on which repurchase requests must be received by the Fund (the "Notice Due Date"), describing the terms of the offer, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. The Notice Due Date will be a date set by the Board occurring no sooner than 20 business days after the commencement of the repurchase offer and such date may be extended by the Board in its absolute discretion. Members deciding whether to tender their Interests during the period that a repurchase offer is open may obtain the most recently calculated net asset value of their Interests by contacting the Administrator during the period.

         Repurchases of Interests from Members by the Fund may be paid in cash or by the distribution of securities in-kind, at the discretion of the Board. The Fund, however, expects only to distribute marketable securities in-kind in the unlikely event that a cash payment would have a material adverse effect on the Fund or on the non-tendering Members. Any in-kind distribution of securities will be valued in accordance with the Operating Agreement and will be distributed to all tendering Members on a proportional basis.

         In light of liquidity constraints associated with the Fund's investments in Investment Funds and the requirement that the Fund may have to effect withdrawals from those Funds to pay for Interests being repurchased, the Fund expects to employ the following repurchase procedures:

         (1) A Member choosing to tender an Interest for repurchase must do so by the Notice Due Date, which generally will be the first calendar day of the second month prior to the month in which the Repurchase Date falls (or, if such date is not a business day, the preceding business day). For example, if the Repurchase Date is December 31, the Notice Due Date will be October 1 (or the preceding business day).

         (2) Promptly after the Notice Due Date, the Fund will give to each Member whose Interest has been accepted for repurchase a promissory note (the "Promissory Note") entitling the Member to be paid an amount equal to the net asset value, as of the Repurchase Date, of the repurchased Interest. The determination of the value of Interests as of the Repurchase Date is subject to adjustment based upon the results of the next annual audit of the Fund's financial statements.

         (3) The Promissory Note, which will be non-interest-bearing and non-transferable, is expected to contain terms providing for payment at two separate times as follows:

               (a) The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to at least 95% of the net asset value of the repurchased Interest as of the Repurchase Date. The Initial Payment will be made on or before the later of (1) 30 days after the Repurchase Date, or (2) if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, ten business days after the Fund has received at least 95% of the aggregate amount withdrawn by the Fund from the Investment Funds. The Board anticipates that in no event will the Initial Payment be made more than 60 days following the Repurchase Date.

               (b) The second and final payment in respect of the Promissory Note (the "Post-Audit Payment") is expected to be in an amount equal to the excess, if any, of (1) the net asset value of the repurchased Interest as of the Repurchase Date and based upon the results of the annual audit of the Fund's financial statements for the year in which the Repurchase Date occurs over (2) the Initial Payment. The Board anticipates that the annual audit of the Fund's financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Post-Audit Payment will be made promptly after the completion of the audit.

         Under these procedures, Members will have to decide whether to request that the Fund repurchase their Interest without the benefit of knowing the value of their Interests on the Repurchase Date. In addition, there will be a substantial period of time between the date as of which Members must submit a request to have their Interests repurchased and the date they can expect to receive payment for their Interests from the Fund. As noted above, Members whose Interests are accepted for repurchase bear the risk that the Fund's net asset value may fluctuate significantly between the time that they submit their repurchase requests and the Repurchase Date. The Fund's schedule with respect to repurchases of Interests is based on operational considerations and various factors relating to the best interests of Members, including but not limited to, the intent that the Fund pay Members their repurchase proceeds, to the extent practicable, based on redemption proceeds received by the Fund from Investment Funds and to minimize the need for the Fund to maintain cash or borrow money to meet repurchase requests. Payments for repurchased Interests may be further delayed under circumstances where the Fund has determined to redeem its interests in Investment Funds to make such payments, but has experienced unusual delays in receiving payments from the Investment Funds.

         If modification of the Fund's repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures reasonably designed to provide Members substantially the same liquidity for Interests as would be available under the procedures described above.

         The Fund may suspend or postpone a repurchase offer in limited circumstances, and only by a vote of a majority of the Board, including a majority of the Independent Managers. These circumstances may include the following:

         (1) for any period during which circumstances exist as a result of which it is not reasonably practicable for the Fund to dispose of securities it owns or to determine the value of the Fund's net assets;

         (2) for any other periods that the SEC permits by order for the protection of Members; or

         (3) other unusual circumstances as the Board deems advisable to the Fund and its Members.

         Upon its acceptance of tendered Interests for repurchase, the Fund will maintain daily, as an entry on its books, a distinct account consisting of (1) cash, (2) liquid securities or (3) interests in specific Investment Funds (or any combination of them from time to time), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Interests.

         Payment for repurchased Interests may require the Fund to liquidate portfolio holdings earlier than the Investment Manager would otherwise have caused these holdings to be liquidated, potentially resulting in losses and/or the payment of redemption fees to Investment Funds, and may increase the Fund's investment-related expenses as a result of higher portfolio turnover rates. The Investment Manager intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Interests.

         A Member tendering for repurchase only a portion of the Member's Interest will be required to maintain a capital account balance of at least $50,000 after giving effect to the repurchase. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Board reserves the right to reduce the amount to be repurchased from the Member so that the required minimum balance is maintained or to repurchase the remainder of the Member's Interest in the Fund.

         The Fund, subject to applicable law, may repurchase an Interest of a Member or any person acquiring an Interest from or through a Member without consent or other action by the Member or other person if the Board in its sole discretion determines that:

         (1) the Interest has been transferred or has vested in any person other than with the consent of the Board or by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetency or dissolution of the Member;

         (2) ownership of the Interest by a Member or other person is likely to cause the Fund to be in violation of, or require registration of any Interest under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

         (3) continued ownership of the Interest by a Member may be harmful or injurious to the business or reputation of the Fund, the Board, the Investment Manager or any of their affiliates, or may subject the Fund or any Member to an undue risk of adverse tax or other fiscal or regulatory consequences;

         (4) such Member's continued participation in the Fund may cause the Fund to be classified as a "publicly traded partnership" within the meaning of Section 7704 of the Code and the Treasury Regulations thereunder;

         (5) any of the representations and warranties made by a Member or other person in connection with the acquisition of an Interest was not true when made or has ceased to be true;

         (6) with respect to a Member subject to Special Laws or Regulations, the Member is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest; or

         (7) it would be in the best interests of the Fund for the Fund to repurchase the Interest.

         In the event that the Investment Manager or any of its respective affiliates holds an Interest in the capacity of a Member, the Interest may be tendered for repurchase in connection with any repurchase offer made by the Fund.

         While, subject to the approval of the Board and compliance with the 1940 Act, the Fund may impose a redemption fee in connection with the repurchase of Interests, it does not currently expect to impose any charge in connection with repurchases of Interests.

PAYMENT IN-KIND FOR REPURCHASED INTERESTS

         Although the Fund does not expect to distribute securities as payment for repurchased Interests, it reserves the right to do so. In the event that the Fund makes such a distribution of securities as payment for Interests, Partners will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

TRANSFERS OF INTERESTS

         Except as otherwise described below, no person may become a substituted Member without the written consent of the Board, which consent may be withheld for any reason in its sole discretion. An Interest held by a Member may be transferred only:

         (1) by operation of law as a result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Member; or

         (2) with the written consent of the Board, which may be withheld in its sole discretion and is expected to be granted, if at all, only under limited circumstances.

         Unless the Fund consults with counsel to the Fund and counsel confirms that the transfer will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation, the Board generally will not consent to a transfer unless the following conditions are met:

         (1) the transferring Member has been a Member for at least six months;

         (2) the proposed transfer is to be made on the effective date of an offer by the Fund to repurchase Interests; and

         (3) the transfer is (a) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member, for example, certain transfers to affiliates, gifts and contributions to family entities, (b) to members of the transferring Member's immediate family (siblings, spouse, parents or children), or (c) a distribution from a qualified retirement plan or an individual retirement account.

         Notice to the Fund of any proposed transfer of an Interest must include evidence satisfactory to the Board that the proposed transfer is exempt from registration under the 1933 Act and that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Board generally will not consent to a transfer of a portion of an Interest by a Member unless the transfer is to a single transferee and, after the transfer of such portion of the Member's Interest, the balance of the capital account of each of the transferee and transferor is not less than $50,000. A Member transferring an Interest and its transferee will be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with the transfer. In connection with any request to transfer an Interest, the Board may require the Member requesting the transfer to obtain, at the Member's expense, an opinion of counsel selected by the Board as to such matters as the Board may reasonably request.

         Any transferee acquiring an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Member or otherwise, will be entitled to the allocations and distributions allocable to the Interest so acquired, to transfer the Interest in accordance with the terms of the Operating Agreement and to tender the Interest for repurchase by the Fund, but will not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as specified in the Operating Agreement. If a Member transfers an Interest with the approval of the Board, the Fund will promptly take all necessary actions so that each transferee or successor to whom the Interest is transferred is admitted to the Fund as a Member.

         In subscribing for an Interest or becoming a substituted Member, a Member agrees to indemnify and hold harmless the Board and the Investment Manager and any of their respective employees and affiliates, the Fund, the Board, and each other Member against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member or a substituted Member in connection with any such transfer.


                                   TAX ASPECTS

         The following is a summary of certain aspects of the income taxation of the Fund and its Members that should be considered by a prospective Member. The Fund has not sought a ruling from the Internal Revenue Service (the "IRS") or any other U.S. federal, state or local agency with respect to any tax matters affecting the Fund, nor has it obtained an opinion of counsel with respect to any of those matters.

         The summary of the U.S. federal income tax treatment of the Fund set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed and final) (the "Regulations") and administrative rulings in existence as of the date of this Private Placement Memorandum, all of which are subject to change, possibly with retroactive effect. The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Fund. Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as foreign persons, insurance companies, financial institutions and dealers. Each prospective Member should consult with its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Fund.

         Entities exempt from U.S. federal income tax should, in addition to reviewing the discussions below, focus on those sections of this Private Placement Memorandum regarding liquidity and other financial matters to determine whether the investment objectives of the Fund are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

         Notwithstanding anything to the contrary in this Private Placement Memorandum, each Member (and each employee, representative, or other agent of such Member, as applicable) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein or contemplated hereunder and all materials of any kind (including any opinions or other tax analyses) that are provided to the Members relating to such tax treatment and tax structure.

THIS SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES. THIS SUMMARY WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN, AND ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

TAX TREATMENT OF THE FUND'S OPERATIONS

         CLASSIFICATION OF THE FUND. The Fund intends to operate as a partnership for U.S. federal income tax purposes and not as an association or a publicly traded partnership taxable as a corporation.

         As an entity taxed as a partnership, the Fund itself is not subject to U.S. federal income tax. The Fund will file an annual partnership information return with the IRS that reports the results of its operations. Each Member will be required to take into account on the Member's income tax return the Member's distributive share of the Fund's net long-term capital gain or loss, net short-term capital gain or loss and all items of ordinary income or loss. Each Member will be taxed on the Member's distributive share of the Fund's taxable income and gain regardless of whether the Member has received or will receive a distribution from the Fund. A Member may have taxable income for a taxable year for which it has incurred an economic loss with respect to its interest in the Fund.

         Under the Code, certain "publicly traded partnerships" are generally treated as corporations for federal income tax purposes. A publicly traded partnership is any partnership the interests of which are readily tradable on a secondary market or the substantial equivalent thereof. The Board believes that the Interests will not be readily tradable on a secondary market or the substantial equivalent thereof, and, therefore, the Fund should not be treated as a publicly traded partnership.

         If the Fund were classified as a publicly traded partnership or as an association taxable as a corporation, the Fund would be subject to federal income tax on any taxable income at regular corporate tax rates, reducing the amount of cash available for distribution to the Members. In that event, the Members would not be entitled to take into account their distributive shares of the Fund's deductions in computing their taxable income, nor would they be subject to tax on the Fund's income. Distributions to a Member would be treated as dividends to the extent of the Fund's current or accumulated earnings and profits, would then be treated as a return of basis to the extent of each Member's basis in its Interest and would be treated as gain to the extent any remaining distributions exceeded the Member's basis in its Interest. Overall, treatment of the Fund as an association taxable as a corporation would substantially reduce the anticipated benefits of an investment in the Fund.

         ALLOCATION OF GAINS AND LOSSES. A partner's distributive share of partnership income, gain, loss, deduction or credit for federal income tax purposes is usually determined in accordance with the allocation provisions of a partnership agreement. However, under Section 704(b) of the Code, an allocation will be respected only if it either has "substantial economic effect" or is in accordance with the partner's "interest in the partnership." If an allocation contained in the Operating Agreement does not meet either test, the IRS will make the allocation in accordance with its determination of the Member's interest in the Fund.

         The Regulations under Section 704(b) of the Code are extremely complex and in many respects subject to varying interpretations. The allocations contained in the Operating Agreement may not comply in all respects with the Regulations' requirements for having substantial economic effect or for being deemed to be in accordance with the Members' interests in the Fund. However, although the matter is not free from doubt, the Board believes that the allocations to the Members contained in the Operating Agreement are in accordance with the Members' interests in the Fund and will be sustained in all material respects. It should be noted, however, that there can be no assurance that the IRS will not claim that these allocations are not in accordance with the Members' interests in the Fund and, therefore, attempt to change the allocations to the Members. In such an event, some Members' distributive shares of the Fund's taxable income may increase, while others' may decrease.

         Under the Operating Agreement, the Board has the discretion to allocate specially items of the Fund's capital gain (including short-term capital gain) and capital loss for U.S. federal income tax purposes to a withdrawing Member to the extent that the Member's Capital Account exceeds or is less than, as the case may be, his, hers or its U.S. federal income tax basis in its Interest. No assurance can be given that, if the Board makes such a special allocation, the IRS will accept the allocation. If the allocation is successfully challenged by the IRS, the Fund's gains and/or losses allocable to the remaining Members could be increased.

         TAX ELECTIONS; RETURNS; TAX AUDITS. The Fund may be required, or at the request of a Member, the Board, in its sole discretion, may cause the Fund, to make an election under Section 754 of the Code. In General, a Section 754 election, if made, would permit the Fund to adjust the tax basis of its capital to reflect a transferee partner's basis in an Interest in the Fund sold or exchanged, or transferred upon the death of a Member. Certain adjustments might also arise if assets are distributed in-kind. Any such election, once made, cannot be revoked without the consent of the IRS. The effect of any such election may depend upon whether any Investment Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement an election, unless such election is mandatory under the Code the Board currently does not intend to make an election.

         The Board decides how to report the partnership items on the Fund's tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency. In light of the uncertainty and complexity of certain applicable U.S. tax laws, the IRS may not agree with the manner in which the Fund's items have been reported. In the event the income tax returns of the Fund are audited by the IRS, the tax treatment of the Fund's income and deductions generally will be determined at the Fund level in a single proceeding rather than by individual audits of the Members. The Organizational Member will be the Fund's "Tax Matters Partner" and in that capacity will have the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Fund items.

TAX CONSEQUENCES TO A WITHDRAWING MEMBER

         A Member receiving a cash liquidating distribution from the Fund, in connection with a complete or partial withdrawal from the Fund, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by the Member and the Member's adjusted tax basis in its Interest. The capital gain or loss will be short-term or long-term, depending upon the Member's holding period for its Interest. A withdrawing Member will, however, recognize ordinary income to the extent the Member's allocable share of the Fund's "unrealized receivables" exceeds the Member's basis in the unrealized receivables (as determined under the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds the Member's adjusted tax basis in its Interest (except that the Member could recognize ordinary income nevertheless with respect to a reduction in its share of "unrealized receivables").

         The Board may specially allocate items of Fund capital gain (including short-term capital gain) and capital losses to a withdrawing Member to the extent the Member's Capital Account exceeds or is less than, as the case may be, the Member's adjusted tax basis in its Interest. The special allocation may result in the withdrawing Member's recognizing short-term capital gain instead of long-term capital gain during the tax year in which the Member receives its liquidating distribution upon withdrawal.

         DISTRIBUTIONS OF PROPERTY. A Member's receipt of a distribution of property from a partnership is generally not taxable, except that a distribution consisting of marketable securities generally is recharacterized as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" and the recipient is an "eligible partner" within the meaning of the Code. The Board expects that the Fund will qualify as an "investment partnership" at all times. If the Fund qualifies, and if a Member is an "eligible partner," which term should include a Member whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

TAX TREATMENT OF FUND INVESTMENTS

         GENERAL. The Board expects that the Fund and the Investment Funds will act as traders or investors, and not as dealers, with respect to their respective securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts, whereas a dealer is a person who purchases securities for resale to customers rather than for investment or speculation. As noted above, unless otherwise indicated, references in the discussion to the tax consequences of the Fund's investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being an investor in an Investment Fund.

         Gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. The Board thus expects that its gains and losses from its securities transactions and the gains and losses from the Investment Funds typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Fund or the Investment Fund maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. Special rules, however, apply to the characterization of capital gain realized with respect to certain regulated futures contracts, non-U.S. currency forward contracts and certain options contracts that qualify as "Section 1256 Contracts," which are described below. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to certain other transactions may serve to alter the manner in which the Fund's or an Investment Fund's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the recognition, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund or an Investment Fund.

         The Fund may acquire a derivative position with respect to certain Investment Funds, which may be treated as constructive ownership of such Investment Funds. A constructive ownership transaction includes holding a long position under a notional principal contract or entering into a forward or futures contract with respect to certain financial assets, or both holding a call option and granting a put option with respect to certain financial assets when the options have substantially equal strike prices and contemporaneous maturity dates. If the Fund has long-term capital gain from a "constructive ownership transaction," the amount of the gain that may be treated as long-term capital gain by the Fund is limited to the amount that the Fund would have recognized if it had been holding the financial asset directly, rather than through a constructive ownership transaction, with any gain in excess of this amount being treated as ordinary income. In addition, an interest charge is imposed with respect to any amount recharacterized as ordinary income at the rate applicable to the underpayment of tax for each year that the constructive ownership transaction was open.

         The Fund may realize ordinary income from dividends with respect to shares of stock and accruals of interest on debt obligations. The Fund or an Investment Fund may hold debt obligations with "original issue discount," in which case the Fund would be required to include amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund or an Investment Fund may also acquire debt obligations with "market discount." Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount, or its share of such market discount in the case of an obligation held by an Investment Fund, that accrued during the period the debt obligation was held by the Fund or an Investment Fund. The Fund may realize ordinary income or loss with respect to its, or an Investment Fund's, investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain derivatives, such as the periodic payments from swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Fund or an Investment Fund in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" which, for a noncorporate Member, may be subject to restrictions on their deductibility.

         Gain recognized by the Fund or an Investment Fund from certain "conversion transactions" will be treated as ordinary income. In such a transaction, substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. Included among conversion transactions specified in the Code and the Regulations are: (1) the holding of any property (whether or not actively traded) and entering into a contract to sell the property (or substantially identical property) at a price determined in accordance with the contract, but only if the property was acquired and the contract was entered into on a substantially contemporaneous basis, (2) certain straddles, (3) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain, or (4) any other transaction specified in Regulations. See "Deductibility of Fund Investment Expenditures by Noncorporate Members."

         CURRENCY TRANSACTIONS. To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Fund (directly or through an Investment Fund) frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the dollar. Gains or losses with respect to the Fund's investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. In particular, gains and losses of the Fund on the acquisition and disposition of non-U.S. currency (for example, the purchase of non-U.S. currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Fund collects the receivables or pays the liabilities may be treated as ordinary income or ordinary loss.

         The Fund or an Investment Fund may enter into non-U.S. currency forward contracts, non-U.S. currency futures contracts and acquire put and call options on non-U.S. currencies. If the Fund or an Investment Fund acquires non-U.S. currency futures contracts or option contracts (not including those that are Section 1256 Contracts unless the Fund or the Investment Fund elects otherwise), or any non-U.S. currency forward contracts, however, any gain or loss realized by the Fund with respect to the instruments will be ordinary, unless (1) the contract is a capital asset in the hands of the Fund or an Investment Fund and is not a part of a straddle transaction and (2) an election is made (by the close of the day on which the transaction is entered) to treat the gain or loss attributable to the contract as capital gain or loss. If those conditions are met, gain or loss recognized on the contract will be treated as capital gain or loss; if the contract is a Section 1256 Contract, Section 1256 of the Code will govern the character of any gain or loss recognized on the contract.

         SECTION 1256 CONTRACTS. The Code generally applies a "mark to market" system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain non-equity options contracts. Section 1256 Contracts held by the Fund or an Investment Fund at the end of a taxable year of the Fund or an Investment Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund or an Investment Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as "marking to market"), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund's obligations under the Contract), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund or an Investment Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

         Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains and losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions described under "Currency Transactions," above, are met. These gains and losses will be taxed under the general rules described above. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

         A "securities futures contract" is not treated as a Section 1256 Contract. A "securities futures contract" is any security future as defined in
Section 3(a)(55)(A) of the Securities Exchange Act of 1934, as amended, which generally provides that a securities futures contract is a contract of sale for future delivery of a single security or a narrow-based security index. The Code provides that any gain or loss from the sale or exchange of a securities futures contract (other than a "dealer securities futures contract") is considered as gain or loss from the sale or exchange of property that has the same character as the property to which the contract relates. As a result, if the underlying security would be a capital asset in the taxpayer's hands, then gain or loss on the securities futures contract would be capital gain or loss. In general, capital gain or loss from the sale or exchange of a securities futures contract to sell property (that is, the short side of such a contract) will be treated as short-term capital gain or loss.

         MIXED STRADDLE ELECTION. The Code allows a taxpayer to elect to offset gains and losses from positions that are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Under certain Temporary Regulations, the Fund (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily marking to market of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for U.S. federal income tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear, so no assurance can be given that a mixed straddle account election by the Fund or an Investment Fund will be accepted by the IRS.

         SHORT SALES. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Fund's or an Investment Fund's hands. Except with respect to certain situations in which the property used to close a short sale has a long-term holding period on the date on which the short sale is entered into, gains on short sales generally will be short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Fund or an Investment Fund for more than one year. In addition, the holding period of "substantially identical property" held by the Fund or an Investment Fund may be suspended.

         Gain or loss on a short sale will generally not be realized until the time at which the short sale is closed. If the Fund or an Investment Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that have appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, however, the Fund or an Investment Fund generally will recognize gain on the date it acquires the property as if the short sale position was closed on that date. If the Fund or an Investment Fund holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund or the Investment Fund generally will recognize gain as if the appreciated financial position was sold at its fair market value on the date the Fund or the Investment Fund enters into the short sale. The consequences with respect to any other open appreciated financial position that is subject to these constructive sale rules will be determined as if such position was acquired on the date of the constructive sale.

         EFFECT OF STRADDLE RULES ON MEMBERS' SECURITIES POSITIONS. The IRS may treat certain positions in securities held, directly or indirectly, by a Member and its indirect interest in similar securities held by the Fund or an Investment Fund as "straddles" for U.S. federal income tax purposes. The application of the "straddle" rules in such a case could affect a Member's holding period for the securities involved and may defer the recognition of losses with respect to the securities. The Fund will not generally be in a position to furnish to Members information regarding the securities positions of Investment Funds that would permit a Member to determine whether the Member's positions in securities held outside the Fund and the Member's indirect positions in securities held by Investment Funds should be treated as offsetting positions for purposes of the straddle rules.

         LIMITATION ON DEDUCTIBILITY OF INTEREST AND SHORT SALE EXPENSES. The Code limits the ability of non-corporate taxpayers to deduct "investment interest," which is interest on indebtedness that is properly allocable to property held for investment (including any amount allowable as a deduction in connection with personal property used in a short sale). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses treated as interest). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on such gain at ordinary income tax rates.

         It is anticipated that the Fund's income (other than certain dividend income or long-term capital gains except as described below) should be treated as investment income by a Member, and the investment interest limitation would apply to a noncorporate Member's share of the interest and short sale expenses attributable to the Fund's operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of its distributive share of the Fund's ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Fund. A Member that could not deduct interest or short sale expenses currently as a result of the application of the provisions described above would be entitled to carry forward such expenses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Member on money borrowed to finance its investment in the Fund. Potential investors should consult their own tax advisors with respect to the application of the investment interest limitation to their particular tax situations.

         Certain dividend income and long-term capital gain earned by the Fund which qualifies for the maximum 15% tax rate on dividends and long-term capital gain established under the Jobs and Growth Tax Relief Reconciliation Act of 2003 may not be treated as investment income and offset by investment interest expense, except to the extent that the Member elects to take the dividend income and long-term capital gain into account as "investment income." To the extent that the taxpayer makes such an election, such dividend income and long-term capital gain will not be eligible for the 15% rate.

         DEDUCTIBILITY OF FUND INVESTMENT EXPENDITURES BY NONCORPORATE MEMBERS. Investment expenses including, for example, investment advisory fees of an individual, trust or estate are generally deductible only to the extent they exceed 2% of adjusted gross income. In addition, the Code restricts the ability of an individual with an adjusted gross income in excess of a specified amount (e.g., $145,950 for a married person filing a joint tax return in 2005) to deduct these investment expenses. Under the Code, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such expenses (along with certain other itemized deductions) exceed the lesser of (1) 3% of the excess of the individual's adjusted gross income over the specified amount; or (2) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, these investment expenses are miscellaneous itemized deductions that are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

         Under certain Temporary Regulations, the limitations on deductibility should not apply to a noncorporate Member's share of the trade or business expenses of the Fund. These limitations will apply, however, to a noncorporate Member's share of the investment expenses of the Company (including the Investment Management Fee and any fee payable to a Portfolio Manager, to the extent these expenses are allocable to an Investment Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the
Fund). The Fund intends to treat its expenses attributable to an Investment Fund that it determines is engaged in a trade or business within the meaning of the Code or to the trading activity of the Fund as not being subject to these limitations, although no assurance can be given that the IRS will agree with such treatment.

         The consequences of the Code's limitations on the deductibility of investment expenditures will vary depending upon the particular tax situation of each taxpayer. For that reason, noncorporate Members should consult their tax advisors with respect to the application of these limitations to their situation.

         APPLICATION OF RULES FOR INCOME AND LOSSES FROM PASSIVE ACTIVITIES. The Code restricts the deductibility of losses from a "passive activity" against certain income that is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Under certain Temporary Regulations, income or loss from the Fund's securities investment and trading activity generally will not constitute income or loss from a passive activity. Passive losses from other sources generally could not be deducted against a Member's share of such income and gain from the Fund. Income or loss attributable to the Fund's investment in a partnership engaged in a non-securities trade or business may, however, constitute passive activity income or loss.

         PASSIVE FOREIGN INVESTMENT COMPANIES. The Fund may invest in Investment Funds that will be characterized as a "passive foreign investment company" ("PFIC") for U.S. federal income tax purposes. Accordingly, investors resident in the United States (other than certain tax-exempt entities, addressed below) will be subject to special tax rules. In general, these special tax rules will apply to both (a) any "excess distribution" by the PFIC (generally, the shareholder's ratable share of distributions in any year that are greater than 125% of the average annual distributions received by such shareholder in the three preceding years or its holding period, if shorter) and (b) any gain realized on the sale, redemption or other disposition of the PFIC's shares. Under this regime, any excess distribution and realized gain would be treated as ordinary income and would be subject to tax as if (a) the excess distribution or gain had been realized ratably over the shareholder's holding period, (b) the amount deemed realized had been subject to tax in each year of that holding period at the highest applicable tax rate, and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in these years.

         Although U.S. persons generally can avoid the adverse tax consequences described in the preceding paragraph by making an election to treat the PFIC as a "qualified electing fund" (a "QEF election"), the Fund does not expect the Investment Funds to make available the information that would be required in order to permit the making of a QEF election.

         "PHANTOM INCOME" FROM FUND INVESTMENTS. Under various "anti-deferral" provisions of the Code (e.g., the "passive foreign investment company," "controlled foreign corporation" and "foreign personal holding company" provisions), investments, if any, by the Fund in certain foreign corporations may cause a Member to (1) recognize taxable income prior to the Fund's receipt of distributable proceeds, (2) pay an interest charge on a tax liability deemed as having been deferred, or (3) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as capital gain.

NON-U.S. TAXES

         Certain dividends and interest directly or indirectly received by the Fund from sources outside the U.S. may be subject to non-U.S. withholding taxes. In addition, the Fund or an Investment Fund may be subject to non-U.S. capital gains taxes to the extent they purchase and sell securities of non-U.S. issuers. Tax treaties between certain countries and the United States may reduce or eliminate such non-U.S. taxes. The Fund cannot predict in advance the rate of non-U.S. tax it will directly or indirectly pay, as the amount of the Fund's assets to be invested in various countries is not known at this time.

         The Members will be informed by the Fund as to their proportionate share of the non-U.S. taxes paid by the Fund or an Investment Fund that they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such non-U.S. taxes in computing their U.S. federal income taxes. A tax-exempt Member will not ordinarily benefit from such credit or deduction.

UNRELATED BUSINESS TAXABLE INCOME

         Organizations that are otherwise exempt from U.S. federal income tax are nonetheless subject to taxation with respect to their "unrelated business taxable income" ("UBTI"). UBTI generally includes income or gain derived (either directly or through pass-through entities) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function.

         UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of "unrelated debt financed income" below, even if it is realized from securities trading activity that constitutes a trade or business.

         UBTI also includes "unrelated debt-financed income." This latter type of income generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of such disposition. Income that would otherwise be tax exempt passive investment income may be taxable as unrelated debt financed income.

         The Fund may incur "acquisition indebtedness" (directly or indirectly through its investment in Investment Funds) with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the IRS that indicates that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving "acquisition indebtedness" and not resulting in UBTI. Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI. To the extent the Fund recognizes income in the form of dividends and interest from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income times a fraction, the numerator of which is the "average acquisition indebtedness" incurred with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the taxable year.

         To the extent the Fund recognizes capital gains from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of such "acquisition indebtedness" with respect to the securities, and the denominator of which is the "average amount of the adjusted basis" of the securities during the period such securities are held by the Fund during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund's debt-financed property is taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI.

         The calculation of the Fund's "unrelated debt-financed income" will be complex and will depend on the amount of leverage used by the Fund from time to time; the amount of leverage used by Investment Funds; and other UBTI generated by those Investment Funds. As a result of this complexity, the Fund cannot predict the percentage of its income and gains that will be treated as UBTI for a Member that is an exempt organization. An exempt organization's share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (such as, for example, losses from securities for which acquisition indebtedness is incurred), among other things.

         To the extent that the Fund generates UBTI, the applicable U.S. federal tax rate for an exempt Member generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the IRS, the method used to calculate its UBTI. The Fund will be required to report to a Member which is an exempt organization information as to the portion of its income and gains from the Fund for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Fund is highly complex, and there is no assurance that the Fund's calculation of UBTI will be accepted by the IRS.

         In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund's income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Fund generally should not affect the tax-exempt status of such an exempt organization. However, a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has UBTI. In view of the potential for UBTI, the Fund is not a suitable investment for a charitable remainder trust. A title holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax advisor with respect to the tax consequences of receiving UBTI from the Fund.

CERTAIN MATTERS RELATING TO SPECIFIC EXEMPT ORGANIZATIONS

         PRIVATE FOUNDATIONS. Private foundations and their managers are subject to U.S. federal excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors that a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

         Tax-exempt organizations that are private foundations, with certain exceptions, are subject to a 2% U.S. federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if a private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax. To avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with those assets. A private foundation's investment in the Fund would most likely be classified as a nonfunctionally related asset. A determination that an Interest in the Fund is a nonfunctionally related asset could cause cash flow problems for a prospective Member that is a private foundation; as such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its Interest. This requirement would, however, be less burdensome to a private foundation to the extent that the value of its Interest is not significant in relation to the value of other assets it holds.

         In some instances, an investment in the Fund by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. If a private foundation (either directly or together with a "disqualified person"), for example, acquires more than 20% of the capital interests or profits interests in the Fund, the private foundation may be considered to have "excess business holdings." In such a case, the foundation may be required to divest itself of its Interest in seeking to avoid the imposition of an excise tax. The excise tax will not apply, however, if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and the Regulations. The Board believes that the Fund will likely meet the 95% gross income test, although the Board can give no absolute assurance with respect to the matter.

         QUALIFIED RETIREMENT PLANS. Employee benefit plans subject to the provisions of ERISA, individual retirement accounts ("IRAs") and Keogh plans should consult their counsel as to the U.S. tax implications of investing in the Fund.

TAX SHELTER DISCLOSURE REGULATIONS

         Recently issued Regulations and revenue procedures set forth the circumstances under which certain transactions must be disclosed in a disclosure statement attached to a taxpayer's U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, these Regulations impose a requirement on certain "material advisors" to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These Regulations can apply in situations not conventionally considered to involve "tax shelters." Consequently, it is possible that such disclosure could be required by any or all of the Fund, an Investment Fund or the Members (1) if the Fund or an Investment Fund incurs a foreign currency loss on certain foreign currency transactions or a loss with respect to a position that formed part of a straddle (in each case, in excess of a certain monetary threshold and computed without regard to offsetting gains or other income) or (2) if a Member or the Fund incurs a loss upon a disposition of, or withdrawal from, the Fund or an Investment Fund, respectively, in each case in excess of a certain monetary threshold, or (3) in the event that the Fund's or an Investment Fund's activities result in certain book/tax differences or (4) possibly in other circumstances. Furthermore, the Fund's material advisers could be required to maintain a list of persons investing in the Fund pursuant to these Regulations and the IRS could inspect such list upon request.

CERTAIN STATE AND LOCAL TAXATION MATTERS

         Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Fund.

         State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the Member is a resident. A partnership in which the Fund acquires an interest (e.g., an Investment Fund) may conduct business in a jurisdiction that will subject to tax a Member's share of the partnership's income from that business. A prospective Member should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the Member is a resident.


                              ERISA CONSIDERATIONS

         ERISA and Section 4975 of the Code impose certain requirements on (1) employee benefit plans (as defined in Section 3(3) of ERISA), (2) plans described in Section 4975(e)(1) of the Code and (3) entities whose underlying assets include plan assets by reason of a plan's investment in the entity (collectively "Plans").

         In accordance with ERISA's general fiduciary standards, before investing in the Fund, a fiduciary of a Plan that is subject to ERISA (an "ERISA Plan") should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of the Plan's overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions between an ERISA Plan or a Plan described in Section 4975(e)(1) of the Code and persons who have certain specified relationships to such Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a fiduciary of such a Plan considering an investment in the Fund should also consider whether such an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

         Because the Fund will register as an investment company under the 1940 Act, the assets of the Fund would not be considered to be "plan assets" of Plans investing in the Fund for purposes of ERISA's fiduciary responsibility rules or the prohibited transaction rules under ERISA and the Code. For that reason, neither the Investment Manager nor any of the Portfolio Managers (including Subadvisers) will be fiduciaries with respect to those Plans with respect to the activities of the Fund.

         The Board will require a Plan proposing to invest in the Fund to represent that: (a) it, and any fiduciaries responsible for its investments, are aware of and understand the Fund's investment objective, policies and strategies; and (b) the decision to invest Plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

         Certain prospective Plan investors may currently maintain relationships with the Investment Manager or the Portfolio Managers, or with other entities that are affiliated with the Investment Manager or the Portfolio Managers. Each of the Investment Manager, the Portfolio Managers and their affiliates may be deemed to be a party in interest or disqualified person to and/or a fiduciary of any Plan to which it provides investment management, investment advisory or other services. ERISA and the Code prohibit Plan assets to be used for the benefit of a party in interest or disqualified person and also prohibit a Plan fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which the fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. A fiduciary of a Plan investing in the Fund will be required to represent that: (a) the decision to invest in the Fund was made by it as a fiduciary that is independent of the Investment Manager, the Portfolio Managers and their affiliates; (b) it is duly authorized to make such investment decision; (c) it has not relied on any individualized advice or recommendation of the Investment Manager, a Portfolio Manager or their affiliates as a primary basis for the decision to invest in the Fund; and (d) its investment in the Fund will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

         Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transactions provisions of ERISA or the Code, but may be subject to restrictions under state or local law.

         The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained in this Private Placement Memorandum, is, of necessity, general and may be affected by future publication of U.S. Department of Labor regulations and rulings. Potential Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Interests.


            ADDITIONAL INFORMATION REGARDING THE OPERATING AGREEMENT

AMENDMENT OF THE OPERATING AGREEMENT

         The Operating Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board (including a majority of the Independent Managers, if required by the 1940 Act) and without the approval of the Members unless the approval of Members is required by the 1940 Act. Certain amendments to the Operating Agreement involving capital accounts and allocations to those accounts may not be made without the written consent of any Member adversely affected by the amendments or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (in accordance with any procedures adopted by the Board) to tender its entire Interest for repurchase by the Fund. In addition, amendments that would modify the provisions of the Operating Agreement regarding the amendment procedures (if material) or the Fund's indemnification obligations may be made only with the unanimous consent of the Members and, to the extent required by the 1940 Act, approval of a majority of the Managers (and, if so required, a majority of the Independent Managers). The Board has the right to amend, without the consent of the Members, the Operating Agreement to clarify any ambiguity in the Operating Agreement.

POWER OF ATTORNEY

         In subscribing for an Interest, an investor will appoint each of the Managers as its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the Operating Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund. This power of attorney is a special power of attorney and is coupled with an interest in favor of such Manager and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power of attorney. In addition, the power of attorney will survive the transfer by a Member of its Interest, except that when the transferee of the Interest has been approved by the Board for admission to the Fund as a substitute Member, or upon the withdrawal of a Member from the Fund pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate (but, in the case of any transfer of a portion of an Interest, with respect to that portion of the Interest only).


                               REPORTS TO MEMBERS

         The Fund will furnish to Members as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. A Portfolio Manager's delay, however, in providing this information could delay the Fund's preparation of tax information for investors and, as a result, it may be necessary for Investors to file an extension for their income tax returns. The Fund anticipates sending Members an unaudited semi-annual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Members also will be sent quarterly reports regarding the Fund's operations during each quarter as well as monthly updates. Certain additional information regarding the Fund's operations may be available from time to time on written request. The reports described above may be delayed to some extent as the preparation of such reports is dependent upon the completion of the reports of each Investment Fund in which the Fund invests.

                        TERM, DISSOLUTION AND LIQUIDATION

         The Fund will be dissolved upon, among other things, the affirmative vote to dissolve the Fund by: (1) a majority of the Board (including a majority of the Independent Managers); and (2) Members holding at least 80% of the total number of votes eligible to be cast by all Members.

         Upon the occurrence of any event of dissolution, the Organizational Member, acting as liquidator (or if the Organizational Member is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members) is charged with winding up the affairs of the Fund and liquidating its assets. Net profit or net loss during the Fiscal Period or Periods including the period of liquidation will be allocated as described above under the caption "Capital Accounts and Allocations - Allocation of Gains and Losses."

         Upon the liquidation of the Fund, its assets will be distributed (1) first to satisfy the debts, liabilities and obligations of the Fund including actual or anticipated liquidation expenses, (2) to satisfy debts to Members, and
(3) to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a proportionate basis if the Board or liquidator determines that the distribution of assets in-kind would be in the interests of the Members in facilitating an orderly liquidation.


                            FISCAL YEAR; TAXABLE YEAR

         For accounting purposes, the Fund's fiscal year is the 12-month period ending on March 31. For tax purposes, the Fund's taxable year will be the calendar year.


                          ACCOUNTANTS AND LEGAL COUNSEL

         The Board has selected Anchin, Block & Anchin LLP ("Anchin") as the independent registered public accounting firm of the Fund. Anchin's principal business address is located at 1375 Broadway, New York, New York 10018. Tannenbaum Helpern Syracuse & Hirschtritt LLP, New York, New York, serves as legal counsel to the Fund, and as legal counsel to the Investment Manager and its affiliates with respect to the Fund. The Fund's accountants may, subject to applicable law, be replaced at any time by the majority of Board. The Fund's legal counsel may be replaced at any time in the sole discretion of the Board.

         The Independent Managers may appoint separate legal counsel from time to time with respect to certain matters as they deem necessary.

                                    INQUIRIES

         Inquiries concerning the Fund and Interests (including information concerning subscription and repurchase procedures) should be directed to either Barry Tannen or Catharine Kiser at the following address:

                  c/o Mezzacappa Investors, LLC
                  630 Fifth Avenue
                  Suite 2600
                  New York, New York 10111
                  Tel: (212) 332-5272
                  Fax (212) 332-3650

                           PART C - OTHER INFORMATION

ITEM 25.  FINANCIAL STATEMENTS AND EXHIBITS

         (1) As Registrant has no assets, financial statements are omitted.

         (2) Exhibits:

                  (2)(a)(1) Certificate of Formation of Limited Liability Company - Incorporated by reference to Exhibit (2)(a)(1) to Amendment No. 1 of the Registrant's Registration Statement on Form N-2 (File No. 811-21752) filed with the Securities and Exchange Commission on July 1, 2005.

                  (2)(a)(2) Limited Liability Company Agreement - Incorporated by reference to Exhibit (2)(a)(2) to Amendment No. 1 of the Registrant's Registration Statement on Form N-2 (File No. 811-21752) filed with the Securities and Exchange Commission on July 1, 2005.

                  (2)(b) Not Applicable.

                  (2)(c) Not Applicable.

                  (2)(d) See Item 24(2)(a)(2).

                  (2)(e) Not Applicable.

                  (2)(f) Not Applicable.

                  (2)(g)(i) Investment Management Agreement - Incorporated by reference to Exhibit (2)(g)(i) to Amendment No. 1 of the Registrant's Registration Statement on Form N-2 (File No. 811-21752) filed with the Securities and Exchange Commission on July 1, 2005.

                  (2)(g)(ii) Investor Servicing Agreement - Incorporated by reference to Exhibit (2)(g)(ii) to Amendment No. 1 of the Registrant's Registration Statement on Form N-2 (File No. 811-21752) filed with the Securities and Exchange Commission on July 1, 2005.

                  (2)(h) Placement Agent Agreement

                   (2)(i) Not Applicable.

                  (2)(j) Custodian Agreement - Incorporated by reference to Exhibit (2)(j) to Amendment No. 1 of the Registrant's Registration Statement on Form N-2 (File No. 811-21752) filed with the Securities and Exchange Commission on July 1, 2005.

                  (2)(k)(1) Administrative Services Agreement - Incorporated by reference to Exhibit (2)(k)(1) to Amendment No. 1 of the Registrant's Registration Statement on Form N-2 (File No. 811-21752) filed with the Securities and Exchange Commission on July 1, 2005.

                  (2)(k)(2) Form of Escrow Agreement - Incorporated by reference to Exhibit (2)(k)(2) to Amendment No. 1 of the Registrant's Registration Statement on Form N-2 (File No. 811-21752) filed with the Securities and Exchange Commission on July 1, 2005.

                  (2)(l) Not Applicable.

                  (2)(m) Not Applicable.

                  (2)(n) Not Applicable.

                  (2)(o) Not Applicable.

                  (2)(p) Not Applicable.

                  (2)(q) Not Applicable.

                  (2)(r)(1) Code of Ethics of the Fund - Incorporated by reference to Exhibit (2)(r)(1) to Amendment No. 1 of the Registrant's Registration Statement on Form N-2 (File No. 811-21752) filed with the Securities and Exchange Commission on July 1, 2005.

                  (2)(r)(2) Code of Ethics of the Investment Manager as filed as
         Exhibit 2(r)(2) of the Mezzacappa Long/Short Fund, LLC Registration Statement on Form N-2, file number 811-21469, as filed on November 18, 2003.



ITEM 26.  MARKETING ARRANGEMENTS

         Not Applicable.

ITEM 27.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         All figures are estimates:

         Blue Sky Fees and Expenses (including fees of counsel)      $20,000
         Accounting fees and expenses                                $25,000
         Legal fees and expenses                                     $50,000
         Printing and engraving                                         N/A
         Offering Expenses                                              N/A
         Miscellaneous                                                $5,000
         Total                                                      $100,000

ITEM 28.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

         After completion of the private offering of Interests, Registrant expects that no person will be directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Mezzacappa Investors, LLC, the investment manager to the Registrant (the "Investment Manager"). The Investment Manager was formed under the laws of the State of Delaware on November 30, 1998. Additional information regarding the Investment Manager is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-60683).

ITEM 29.  NUMBER OF HOLDERS OF SECURITIES

         Title of Class:  Limited Liability Company Interests

         Number of Record Holders: Registrant anticipates that as the result of the private offering of Interests there will be more than 100 record holders of such Interests.

ITEM 30.  INDEMNIFICATION

         Reference is made to Section 3.7 of Registrant's Limited Liability Company Agreement (the "Operating Agreement") filed as Exhibit 2(a)(2) to this Registration Statement. Registrant hereby undertakes that it will apply the indemnification provisions of the Operating Agreement in a manner consistent with Investment Company Act Release No. 11330 (Sept. 4, 1980) issued by the Securities and Exchange Commission, so long as the interpretation of Sections 17(h) and 17(i) of the 1940 Act contained in that release remains in effect.

         Registrant, in conjunction with the Investment Manager and Registrant's Board of Managers, may maintain insurance on behalf of any person who is or was an Independent Manager, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. In no event, however, will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

ITEM 31.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER

         A description of any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each managing director, executive officer or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in Registrant's Private Placement Memorandum in the section entitled "The Investment Manager."

ITEM 32.  LOCATION OF ACCOUNTS AND RECORDS

         The Administrator maintains the required books and records of Registrant at 301 Bellevue Parkway, Wilmington, DE 19809.

ITEM 33.  MANAGEMENT SERVICES

         Not Applicable.

ITEM 34.  UNDERTAKINGS

         Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned duly authorized person, in New York, New York, on the 19th day of October 2005.

Mezzacappa Management, LLC, Organizational Member

By:      /S/  CHRISTOPHER NAGLE
         ---  -----------------
Name:    Christopher Nagle
Title:   Chief Financial Officer

                                  APPENDIX A -
                  MEZZACAPPA INVESTORS, LLC PERFORMANCE HISTORY

         Mezzacappa Investors, LLC (the "Investment Manager") employs an investment program for the Fund that is substantially the same as the investment program that it employs in managing a private investment account (the "Private Fund"). The investment objective, policies and strategies of the Fund are substantially the same as those of the Private Fund. Similar to the investment program of the Fund, the Investment Manager selects on behalf of the Private Fund various alternative asset managers of investment funds which it invests the Private Fund's assets. The personnel of the Investment Manager who will be responsible for managing the investment portfolio of the Fund manage the investment portfolio of the Private Fund.

         Because of the similarity of investment programs, as a general matter, the Investment Manager will consider participation by the Fund in all appropriate investment opportunities that are under consideration by the Investment Manager for the Private Fund. The Investment Manager will evaluate for the Fund and for the Private Fund a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Fund or the Private Fund at a particular time. Because these considerations may differ for the Fund and the Private Fund in the context of any particular investment opportunity and at any particular time, the investment activities and future investment performance of the Fund and the Private Fund may differ. See "CONFLICTS OF INTEREST."

         THE FOLLOWING TABLES SET FORTH THE ACTUAL GROSS PERFORMANCE RECORD OF THE PRIVATE FUND FOR THE PERIODS INDICATED, ADJUSTED TO SHOW THE PERFORMANCE NET OF THE FEES AND ESTIMATED EXPENSES OF THE FUND. THE PRIVATE FUND IS THE ONLY ACCOUNT MANAGED BY THE INVESTMENT MANAGER THAT HAS AN INVESTMENT HISTORY OF MORE THAN ONE MONTH AND AN INVESTMENT PROGRAM THAT IS SUBSTANTIALLY SIMILAR TO THAT OF THE FUND. THE TABLES DO NOT REFLECT THE INVESTMENT PERFORMANCE OF THE FUND. THE TABLES SHOULD BE READ IN CONJUNCTION WITH THE NOTES THERETO. PAST PERFORMANCE OF THE PRIVATE FUND IS NOT INDICATIVE OF FUTURE RESULTS OF THE FUND OR THE PRIVATE FUND. PROSPECTIVE INVESTORS SHOULD RECOGNIZE THAT THERE ARE CERTAIN DIFFERENCES BETWEEN THE INVESTMENT POLICIES OF THE FUND AND THE PRIVATE FUND AND THAT THEIR FEES AND EXPENSES DIFFER. UNLIKE THE FUND, THE PRIVATE FUND IS NOT SUBJECT TO CERTAIN INVESTMENT LIMITATIONS IMPOSED BY APPLICABLE SECURITIES LAWS AND TAX LAWS WHICH, IF APPLICABLE, MAY HAVE ADVERSELY AFFECTED THE PRIVATE FUND'S PERFORMANCE. THIS DOES NOT ALTER THE CONCLUSION THAT THE INVESTMENT POLICIES, STRATEGIES AND RESTRICTIONS ARE SUBSTANTIALLY SIMILAR. FUTURE PERFORMANCE OF THE FUND AND OF THE PRIVATE FUND WILL DIFFER.

                THESE TABLES MUST BE READ IN CONJUNCTION WITH THE
                    ACCOMPANYING FOOTNOTES APPEARING BELOW.

--------------------- ------------------- -----------------
                      Mezzacappa          S&P Total
                      Partners, LP        Return Index
--------------------- ------------------- -----------------
--------------------- ------------------- -----------------
Q1&Q2 05                     3.07%             (0.81)%
--------------------- ------------------- -----------------
--------------------- ------------------- -----------------
2004                         8.52%             10.88%
--------------------- ------------------- -----------------
--------------------- ------------------- -----------------
2003                         1.88%             28.69%
--------------------- ------------------- -----------------
--------------------- ------------------- -----------------
2002                        (6.09)%           (22.10)%
--------------------- ------------------- -----------------
--------------------- ------------------- -----------------
2001                         1.84%            (11.89)%
--------------------- ------------------- -----------------
--------------------- ------------------- -----------------
2000                        12.48%             (9.09)%
--------------------- ------------------- -----------------
--------------------- ------------------- -----------------
3/1999-12/31/99             49.92%             19.91%
--------------------- ------------------- -----------------

         ANNUALIZED RATES OF PERFORMANCE (AS OF JUNE 2005)
------------------------- -------------------- -----------------
                          Mezzacappa           S&P Total
                          Partners, LP         Return Index
------------------------- -------------------- -----------------
------------------------- -------------------- -----------------
1 Year Performance               9.43%              6.32%
------------------------- -------------------- -----------------
------------------------- -------------------- -----------------
5 Year Performance               2.55%             (2.37%)
------------------------- -------------------- -----------------
------------------------- -------------------- -----------------
Performance
Since Inception
(3/1999-6/2005)                 10.08%              0.91%
------------------------- -------------------- -----------------


         The above returns for the Private Fund demonstrate the actual gross performance record of the Private Fund for the periods indicated, adjusted to show the performance net of the fees and estimated expenses of the Fund. The tables above are based on the Private Fund's investment performance and do not illustrate the investment performance of the Fund.

                        NOTES TO PERFORMANCE INFORMATION

          The information contained in the tables was prepared by the Investment Manager based on the following facts and assumptions:

         1. The information for the Private Fund is based on gross investment returns derived from its audited financial statements from December 31, 1999 through December 31, 2004, and on unaudited financial statements from January 1, 2005 through June 30, 2005. PAST PERFORMANCE IS NOT A GUARANTEE OF FUTURE RESULTS OF THE FUND OR THE PRIVATE FUND.

         2. The Net Returns shown above have been computed based on the actual gross investment performance of the Private Fund net of all fees, estimated expenses and charges that would have been borne by the Fund or its investors, including: a monthly management fee calculated at the annual rate of 1.50% of the aggregate value of outstanding Interests determined as of the end of the month; and other expenses estimated at 1.10% annually based on end of month net assets using an estimate of $100 million in assets. The gross investment performance of the Private Fund is net of all fees and expenses and incentive allocations borne directly and indirectly by the Private Fund as an investor in other investment funds.

         3. The Annual Returns shown above represent the percentage change in an investor's capital account balance in the Private Fund for a calendar year based on an investor's capital account balance at the inception of the Private Fund or at the beginning of each subsequent calendar year, as applicable, through the end of the applicable calendar year.

                                APPENDIX B -
                      PROXY VOTING POLICIES AND PROCEDURES


                            MEZZACAPPA INVESTORS, LLC
                      PROXY VOTING POLICIES AND PROCEDURES


I.  POLICY STATEMENT

Introduction -

         Mezzacappa Investors, LLC's ("MI") policies and procedures for voting proxies. The policies and procedures and general guidelines in this section will be reviewed and, as necessary, updated to address new or revised proxy voting issues.

II.      GENERAL PROXY VOTING GUIDELINES

         To ensure consistency in voting proxies on behalf of its clients, MI will follow (subject to any exception set forth herein) these Proxy Voting Policies and Procedures, including the guidelines set forth below. These guidelines address a broad range of issues, including board size and composition, executive compensation, anti-takeover proposals, capital structure proposals and social responsibility issues and are meant to be general voting parameters on issues that arise most frequently. MI, however, may vote in a manner that is contrary to the following general guidelines, pursuant to the procedures set forth in Section IV below.

III. GUIDELINES

A. Management Proposals

1. When voting on routine ballot items the following proposals are generally voted in support of management, subject to the review and approval of the Proxy Review Committee, as appropriate.

         - Selection or ratification of auditors.

         - Approval of financial statements, director and auditor reports.

         - Election of Directors.

         - Limiting Directors' liability and broadening indemnification of Directors.

         - Requirement that a certain percentage of its Board's members be comprised of independent and unaffiliated Directors.

         - Requirement that members of the company's compensation, nominating and audit committees be comprised of independent or unaffiliated Directors.

         - Recommendations to set retirement ages or require specific levels of stock ownership by Directors.

         - General updating/corrective amendments to the charter.

         - Elimination of cumulative voting.

         - Elimination of preemptive rights.

         - Provisions for confidential voting and independent tabulation of voting results.

         - Proposals related to the conduct of the annual meeting except those proposals that relate to the "transaction of such other business which may come before the meeting."

2. The following non-routine proposals, which potentially may have a substantive financial or best interest impact on a shareholder, are generally voted in support of management, subject to the review and approval of the Proxy Review Committee, as appropriate.

CAPITALIZATION CHANGES

         - Capitalization changes that eliminate other classes of stock and voting rights.

         - Proposals to increase the authorization of existing classes of common stock (or securities convertible into common stock) if: (i) a clear and legitimate business purpose is stated; (ii) the number of shares requested is reasonable in relation to the purpose for which authorization is requested; and
(iii) the authorization does not exceed 100% of shares currently authorized and at least 30% of the new authorization will be outstanding.

         - Proposals to create a new class of preferred stock or for issuances of preferred stock up to 50% of issued capital.

         - Proposals for share repurchase plans.

         - Proposals to reduce the number of authorized shares of common or preferred stock, or to eliminate classes of preferred stock.

         - Proposals to effect stock splits.

         - Proposals to effect reverse stock splits if management proportionately reduces the authorized share amount set forth in the corporate charter. Reverse stock splits that do not adjust proportionately to the authorized share amount will generally be approved if the resulting increase in authorized shares coincides with the proxy guidelines set forth above for common stock increases.

COMPENSATION

         - Director fees, provided the amounts are not excessive relative to other companies in the country or industry.

         - Employee stock purchase plans that permit discounts up to 15%, but only for grants that are part of a broad based employee plan, including all non-executive employees.

         - Establishment of Employee Stock Option Plans and other employee ownership plans.

ANTI-TAKEOVER MATTERS

         - Modify or rescind existing supermajority vote requirements to amend the charters or bylaws.

         - Adoption of anti-greenmail provisions provided that the proposal: (i) defines greenmail; (ii) prohibits buyback offers to large block holders not made to all shareholders or not approved by disinterested shareholders; and (iii) contains no anti-takeover measures or other provisions restricting the rights of shareholders.

3. The following non-routine proposals, which potentially may have a substantive financial or best interest impact on the shareholder, are generally voted against (notwithstanding management support), subject to the review and approval of the Proxy Review Committee, as appropriate.

         - Capitalization changes that add classes of stock that which substantially dilute the voting interests of existing shareholders.

         - Proposals to increase the authorized number of shares of existing classes of stock that carry preemptive rights or supervoting rights.

         - Creation of "blank check"; preferred stock.

         - Changes in capitalization by 100% or more.

         - Compensation proposals that allow for discounted stock options that have not been offered to employees in general.

         - Amendments to bylaws that would require a supermajority shareholder vote to pass or repeal certain provisions.

         - Proposals to indemnify auditors.

4. The following types of non-routine proposals, which potentially may have a potential financial or best interest impact on an issuer, are voted as determined by the Proxy Review Committee.

         - Mergers, acquisitions and other special corporate transactions (i.e., takeovers, spin-offs, sales of assets, reorganizations, restructurings and recapitalizations) will be examined on a case-by-case basis.

         - Change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements that benefit management and would be costly to shareholders if triggered.

         - Shareholders rights plans that allow appropriate offers to shareholders to be blocked by the board or trigger provisions that prevent legitimate offers from proceeding.

         - Executive/Director stock option plans. Generally, stock option plans should meet the following criteria:

         (1)   Whether the stock option plan is incentive based;

         (2) For mature companies, should be no more than 5% of the issued capital at the time of approval;

         (3) For growth companies, should be no more than 10% of the issued capital at the time of approval.

ANTI-TAKEOVER PROVISIONS

         - Proposals requiring shareholder ratification of poison pills.

         - Anti-takeover and related provisions that serve to prevent the majority of shareholders from exercising their rights or effectively deter the appropriate tender offers and other offers.

B.       Shareholder Proposals

1. The following shareholder proposals are generally supported, subject to the review and approval of the Proxy Review Committee, as appropriate:

         - Requiring auditors to attend the annual meeting of shareholders.

         - Requirement that members of the company's compensation, nominating and audit committees be comprised of independent or unaffiliated Directors.

         - Requirement that a certain percentage of its Board's members be comprised of independent and unaffiliated Directors.

         - Confidential voting.

         - Reduction or elimination of supermajority vote requirements.

2. The following shareholder proposals will be voted as determined by the Proxy Review Committee.

         - Proposals that limit tenure of directors.

         - Proposals to limit golden parachutes.

         - Proposals requiring directors to own large amounts of stock to be eligible for election.

         - Restoring cumulative voting in the election of directors.

         - Proposals that request or require disclosure of executive compensation in addition to the disclosure required by the Securities and Exchange Commission ("SEC") regulations.

         - Proposals that limit retirement benefits or executive compensation.

         - Requiring shareholder approval for bylaw or charter amendments.

         - Requiring shareholder approval for shareholder rights plan or poison pill.

         - Requiring shareholder approval of golden parachutes.

         - Elimination of certain anti-takeover related provisions.

         - Prohibit payment of greenmail.

3. The following shareholder proposals are generally not supported, subject to the review and approval of the Committee, as appropriate.

         - Requirements that the issuer prepare reports that are costly to provide or that would require duplicative efforts or expenditures that are of a non-business nature or would provide no pertinent information from the perspective of institutional shareholders.

         - Restrictions related to social, political or special interest issues that impact the ability of the company to do business or be competitive and that have a significant financial or best interest impact to the shareholders.

         - Proposals that require inappropriate endorsements or corporate actions.

IV. ADMINISTRATION OF PROXY POLICIES AND PROCEDURES

A. Proxy Review Committee

1. The MI Proxy Review Committee ("Committee") is responsible for creating and implementing MI's Proxy Voting Policy and Procedures and, in this regard, has expressly adopted them. Following are some of the functions and responsibilities of the Committee.

         (a) The Committee, which will consist of members designated by MI, is responsible for establishing MI's proxy voting policies and guidelines and determining how MI will vote proxies on an ongoing basis.

         (b) The Committee will periodically review and have the authority to amend as necessary MI's proxy voting policies and guidelines (as expressed in these Proxy Voting Policy and Procedures).

         (c)      The Committee will meet on an as needed basis.

         (d) If the Committee determines that an issue raises a potential material conflict of interest, or gives rise to the appearance of a potential material conflict of interest, the Committee will designate a special committee to review, and recommend a course of action with respect to, the conflict(s) in question ("Special Committee").

         (e) The Committee and the Special Committee, or their designee(s), will document in writing all of their decisions and actions, which documentation will be maintained by the Committee and the Special Committee, or their designee(s) for a period of at least 6 years. To the extent these decisions relate to a security held by a U.S. registered investment company, the Committee and Special Committee, or their designee(s), will report their decisions to each applicable Board of Managers of such investment company at each Board's next regularly Scheduled Board meeting. The report will contain information concerning decisions made by the Committee and Special Committee during the most recently ended calendar quarter immediately preceding the Board meeting.

                                   APPENDIX C-
                                 PRIVACY POLICY


         Mezzacappa Partners, LLC (the "Fund") recognizes the importance of protecting the privacy of its investors. As such, the Fund and its service providers have adopted policies to maintain the confidentiality and security of the investors' information.

CATEGORIES OF INFORMATION WE MAY COLLECT

         In the normal course of business, the Fund may collect the following types of information:

         o information provided in the subscription documents and other forms (including name, address, date of birth, Social Security or tax identification number, income and other financial information); and

         o     data about transactions executed.

HOW WE USE INFORMATION THAT WE COLLECT

         Any and all nonpublic personal information received by the Fund with respect to investors and former investors who are natural persons, including the information provided to the Fund in the subscription documents or in discussions or other contacts with the Fund, will not be shared with nonaffiliated third parties that are not service providers to the Fund without prior consent from such investors. In the normal course of business, the Fund may disclose nonpublic personal information to its affiliates such as Mezzacappa Investors, LLC, the Fund's investment manager, and to nonaffiliated third party service providers involved in servicing and administering products and services on behalf of the Fund. Such service providers include, but are not limited to, the administrators, auditors and legal advisers of the Fund. Additionally, the Fund may disclose such nonpublic personal information as required by law such as to respond to a subpoena or to prevent fraud or such information provided by the USA PATRIOT Act and the rules and regulations promulgated thereunder. If the Fund chooses to dispose of any non-public personal information that it is not legally bound to maintain, then it will do so in a manner that reasonably protects such information from unauthorized access.

CONFIDENTIALITY AND SECURITY

         The Fund restricts access to nonpublic personal information about the investors to those employees and agents who need to know such information to carry out their employment responsibilities and to provide products and services to the Fund. They maintain physical, electronic and procedural safeguards that comply with federal standards in order to protect the confidentiality of nonpublic personal information of the investors.

ADDITIONAL INFORMATION

         For questions about this Privacy Policy, please contact the Fund.







                                      C-1